UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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MULTIPLAN CORPORATION

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2022

Notice of Annual Meeting of
Stockholders and Proxy Statement

ABOUT

MultiPlan
MultiPlan is a provider of data analytics and technology-enabled solutions designed to bring affordability, efficiency and fairness to the U.S. healthcare industry. Our services reduce medical cost and improve billing and payment accuracy for the payors of healthcare, which are health insurers, self-insured employers and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.

For more information, visit multiplan.com.

Message from our President and Chief Executive Officer

Dear Stockholders,
It is our pleasure to invite you to attend our Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m., Eastern Time, on Tuesday, April 26, 2022. Holders of record of our Class A common stock as of February 24, 2022 are entitled to notice of, and to vote at, the Annual Meeting. Given the continuing impact of the COVID-19 pandemic and in order to protect the health of our employees, directors, and stockholders, our Annual Meeting will be conducted virtually at www.virtualshareholdermeeting.com/MPLN2022.
The year 2021 was one of the most successful in MultiPlan’s history. It was a year in which, despite numerous challenges in the operating environment, we set new records in savings for our customers, and in revenues and adjusted EBITDA for the company.
We are proud of the critical role MultiPlan plays in helping contain the rapid and disproportionate growth of U.S. medical spend in the U.S. healthcare ecosystem. In 2021, we served over 100,000 employers and over 45 million unique patients through our Payor customers identifying nearly $22 billion in potential medical cost savings on over $120 billion of medical charges processed for these stakeholders.
We delivered this value to the healthcare market by maintaining our unwavering focus on operational excellence, leveraging our IT platform, deep domain knowledge, independence, extensive customer connectivity and customizable solutions. In turn, these unique operating assets continued to enrich our customer relationships, strengthen our competitive position, and drive our company’s growth.
Additionally, during 2021 we undertook a significant uplift of our platform to help navigate our customers through the implementation of the No Surprises Act, we integrated our acquisitions of HSTechnology and Discovery Health Partners, and we refinanced $2.3 billion of debt to extend the maturity of our balance sheet.
I would like to thank our stockholders for your support and confidence in our Company. I would also like to acknowledge our more than 2,400 outstanding MultiPlan colleagues whose dedication and tireless efforts enable us to deliver strong results and advance our vision to promote affordability, efficiency and fairness in healthcare.
Dale White
Dale White President and Chief Executive Officer
MULTIPLAN’S MISSION
"We remain focused on our vision to promote affordability, efficiency and fairness in healthcare and are proud of the critical role we play in generating medical cost savings for stakeholders in the U.S. healthcare ecosystem."

2022 Proxy Statement	1

Notice of Annual Meeting of Stockholders
Background

DATE AND TIME	LOCATION	WHO CAN VOTE
Tuesday, April 26, 2022 at 9:00 a.m. EDT	Online only at www.virtualshareholdermeeting.com/MPLN2022	The record date for determining Stockholders entitled to receive notice of and to vote at the Annual Meeting is February 24, 2022*
*A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2022 Annual Meeting for a period of 10 days prior to the 2022 Annual Meeting at 115 5th Ave #7, New York, NY 10003. In addition, this list will be available electronically during the 2022 Annual Meeting at www.virtualshareholdermeeting.com/MPLN2022.
Voting Items

Board Recommendation
Proposal 1:	Election of the four Class II nominees named in this proxy statement to our Board of Directors	FOR each director nominee
Proposal 2:	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022	FOR
Proposal 3:	Advisory vote to approve the compensation of our named executive officers	FOR
Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Advance Voting Methods

TELEPHONE	INTERNET	MAIL
1-800-690-6903	www.proxyvote.com	Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717

Jeffrey A. Doctoroff
Corporate Secretary
This proxy statement and accompanying proxy card are first being made available on or about March 15, 2022.

Whether or not you expect to virtually attend the annual meeting, please submit your proxy as soon as possible. If you do virtually attend the annual meeting, you may revoke your proxy and vote in person. Most Stockholders have three options for submitting their proxies prior to the annual meeting: (1) via the internet, (2) by phone or (3) by signing and returning the enclosed proxy. If you have internet access, we encourage you to appoint your proxy on the internet. It is convenient, and it saves the company significant postage and processing costs.

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2022 Proxy Statement	3

4

About MultiPlan
The Value We Create
Business and Background
MultiPlan Corporation (“MultiPlan” or the “Company”) is a leading value-added provider of data analytics and technology-enabled solutions designed to bring affordability, efficiency and fairness to the U.S. healthcare industry. Our services reduce medical cost and improve billing and payment accuracy for the payors of healthcare, which are health insurers, self-insured employers and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.

Although the end beneficiary of our services are employers and other plan sponsors and their health plan members, our direct customers are typically health plan administrators ("Payors"). We offer these Payors a single electronic gateway to a comprehensive set of services, which are used in combination or individually to reduce the medical cost burden on their health plan customers and members while fostering independently developed fair and efficient payments to the providers. In essence, we sit in the midst of four constituencies – Payors, employers/health plan sponsors, plan members and providers – offering an independent reimbursement solution to reduce healthcare costs in a manner that is orderly, efficient and fair to all parties involved, while also helping them to navigate the highly complex U.S. healthcare system.

These comprehensive offerings have enabled us to maintain long-term relationships with a number of our customers, including relationships of over 25 years with some of the nation's largest payors. For the year ended December 31, 2021, our services identified approximately $21.7 billion in potential medical cost savings.

On October 8, 2020, Churchill Capital Corp III (“Churchill”), a special purpose acquisition company, consummated a series of transactions (the “Transactions”) with privately held Polaris Parent Corp. (“MultiPlan Parent”) that resulted in MultiPlan Parent merging with and into a wholly owned subsidiary of Churchill pursuant to that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill, MultiPlan Parent and the other parties thereto. In connection with the Transactions, Churchill changed its name to MultiPlan Corporation.

Unless otherwise noted, “we,” “us,” “our”, “MultiPlan”, and the “Company” and similar terms refer to MultiPlan Parent and its subsidiaries prior to the consummation of the Transactions, and MultiPlan and its consolidated subsidiaries after the Transactions. Our principal executive office is located at 115 Fifth Avenue, New York, New York, 10003.
We Make Healthcare More Affordable, Efficient and Fair

We help address an estimated $1.2 trillion - about a third of U.S. healthcare spend - that is attributed to waste or abuse that leads to overcharges
Our services provide an independent means of adjudicating fair reimbursement between the providers of health services and the Payors, plan sponsors and members who access those services
In 2021, we helped our Payor customers serve more than 45 million unique plan members and over 100,000 employers / plan sponsors customers
MultiPlan services identified $21.7 billion in potential medical cost savings for our customers, their health plan customers and members on $120.7 billion claims processed in 2021 alone

2022 Proxy Statement	5

About MultiPlan
Our Competitive Advantages
We have built longstanding, trusted partnerships with Payors over the past 40 years. We have a sustained track record of adapting our products and services to meet our customers’ changing needs. Based on our unique position in the market as an independent player with scale and reach to over 1.2 million providers, we feel as though we provide a unique value proposition to the market with several competitive advantages:

Connected - 1.2M+ contracted providers and over 700+ payors
Differentiated technology platform - Proprietary algorithms enhanced by access to over 1 billion medical claims annually, with high throughput processing allowing 96-99% same day turnaround

Operational excellence and scale - Deep domain expertise, extensive customer connectivity and customizable solutions supported by 100+ network developers, 350+ negotiators, and a team of 1,000+ operations and 500+ IT associates that drive service delivery

Independent Standard - Widely accepted, independent reimbursement methodologies with provider acceptance of over 95%, thus minimizing the likelihood of balance billing for members.
MultiPlan’s Three-Part Growth Strategy
Our growth strategy leverages our longstanding relationship with Payors and extensive proprietary data and algorithms to not only accelerate our shift to in-network claims, but also to develop a beachhead for expanding our value to other payor functions that service their plan members and the providers that service those members. The strategy has three components being executed simultaneously: Enhance, Extend, and Expand.

Enhancing our platform by improving and innovating upon our existing core products to deliver more value. Continue to make investments in combining proprietary data with third party data, and in advance technologies such as artificial intelligence and machine learning.

Extending our platform by deepening penetration into adjacent market segments like a payor’s in-network claims, government programs, regional plans, third party administrators, and the property and casualty sector.

Expanding our platform to new business models that deliver value-added, primarily payor-centric services for providers and healthcare consumers by expanding our corporate and business development efforts and leveraging our current data, algorithms and service components.

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About MultiPlan
Financial Highlights
The year of 2021 was one of the most successful in the Company's history, despite several challenges in the operating environment, including ongoing business pressures related to the COVID-19 pandemic, we set new records in savings for our customers and in revenues and adjusted EBITDA for the Company.

REVENUE ($M)	GAAP NET INCOME (LOSS) ($M)

ADJUSTED EBITDA[1] ($M)	FREE CASH FLOW[1,2] ($M)

(1)See reconciliation of non-GAAP measures in "Use of Non-GAAP Measures" in this proxy statement
(2)Free Cash Flow is defined as net cash provided by operating activities less capital expenditures

2022 Proxy Statement	7

Proxy Voting Roadmap

PROPOSAL 1
ELECTION OF DIRECTORS	} Page 10

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS II DIRECTOR NOMINEES

CLASS II DIRECTOR NOMINEES

			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance
Glenn R. August Founder and Chief Executive Officer, Oak Hill Advisors	60
Richard A. Clarke Chief Executive Officer, Good Harbor Security Risk Management	71
Julie D. Klapstein Former Chief Executive Officer, Availity, LLC	67
P. Hunter Philbrick Partner, Hellman & Friedman LLC	42			C

CONTINUING DIRECTORS

			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance
Anthony Colaluca, Jr. President, AfterNext HealthTech Acquisition Corp.	55		C
Paul D. Emery Director, Hellman & Friedman LLC	36		Observer
C. Martin Harris AVP of the Health Enterprise and Chief Business Officer, Dell Medical School at the University of Texas at Austin	65
Michael S. Klein Founder and Managing Partner, M. Klein and Company, LLC	58
Mark H. Tabak Non-Executive Chairperson of the Board, MultiPlan Corporation	72
Allen R. Thorpe Partner, Hellman & Friedman LLC	51	Lead Director			C
Dale White President, Chief Executive Officer, MultiPlan Corporation	66
William L. Veghte Founder and Chief Executive Officer, Athene Partners	54

CORPORATE GOVERNANCE HIGHLIGHTS
•75% of the Board, including 100% of the Class II director nominees, are independent in accordance with Section 303A.02 of the NYSE’s Listed Company Manual; all Board committees are also independent pursuant to NYSE requirements.
•Directors are required to retire from the Board when they reach the age of 75; in addition, the Board will not nominate for re-election any non-executive director if he or she has completed 15 years of service as a director.
•The Board includes a diversity of experience, background, gender, age and ethnicity to ensure that a broad range of views are considered.

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Proxy Voting Roadmap

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	} Page 27

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	} Page 31

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The goal of our executive compensation program is to create long-term value for our investors while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers. The core elements of our 2021 executive compensation philosophy were that compensation be:
•Market competitive
•Performance-based
•Investor aligned
•Financially efficient
Our 2021 executive compensation program consisted of the following elements: base salary, annual incentive compensation and long-term equity incentive compensation in the form of stock options and restricted stock units, which are discussed in more detail in the Executive Compensation section of this proxy statement. Each element is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation.
We are committed to sound executive compensation practices and corporate governance principles, and are working to ensure that our practices protect and further the interests of stockholders. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders and to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. During 2021, our executives worked hard to adapt to the constantly changing COVID-19 crisis, leading all Company employees as they adjusted to operating in a work-from-home environment. While dealing with unprecedented uncertainty and constant operational challenges, they focused on maintaining employee health and safety as a top priority, while simultaneously delivering a high level of continued service to our clients and their members. The compensation program for 2021 provided meaningful rewards for these extraordinary efforts by our executive leadership.

2022 Proxy Statement	9

Corporate Governance and Board Matters

PROPOSAL 1
ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS II DIRECTOR NOMINEES

MultiPlan Board of Directors
Board Classification
Our Board consists of twelve (12) members:

CLASS I DIRECTORS:	CLASS II DIRECTORS:	CLASS III DIRECTORS:
Paul D. Emery	Glenn R. August	Anthony Colaluca, Jr.
C. Martin Harris	Richard A. Clarke	Michael S. Klein
Mark H. Tabak (Chairperson)	Julie D. Klapstein	Allen R. Thorpe (Lead Director)
William L. Veghte	P. Hunter Philbrick	Dale White

Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2024, 2022 and 2023, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms are expiring. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.
Selection of Nominees
The Board is responsible for selecting director nominees to stand for election by stockholders. The Board shall act appropriately, and in accordance with the applicable provisions of the Investor Rights Agreement dated as of July 12, 2020, by and among the Company, Churchill Sponsor III, LLC (“Sponsor”), Polaris Investment Holdings, L.P. ("Holdings"), Hellman & Friedman Capital Partners VIII, L.P. (“H&F”), The Public Investment Fund of the Kingdom of Saudi Arabia (“The PIF”), and certain other parties (as amended from time to time, the “Investor Rights Agreement”), and applicable law, to nominate individuals to serve as members of the Board, to fill vacancies on the Board, to serve on Board committees and to comply with such other matters as may be specified in the Investor Rights Agreement. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws. See "Miscellaneous Matters—Submitting Proposals for 2023 Annual Meeting” in this proxy statement for more information.
Nomination Process
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending for the Board’s selection those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in the Investor Rights Agreement to which the Company is party. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. When the Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement or supplement the skills, attributes and perspectives of the other members of the Board. The Committee takes into consideration whether particular individuals satisfy the independence criteria set forth in the New York Stock Exchange (“NYSE”) Listed Company Manual, together with any special criteria applicable to service on various committees of the Board.
Shareholders may recommend potential director candidates to the Nominating and Corporate Governance Committee and any such candidates will be evaluated on a substantially similar basis as the committee considers other nominees. See “—Communications with the Board of Directors” in this proxy statement for more information.

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Corporate Governance and Board Matters
Director Qualifications
It is expected that the Nominating and Corporate Governance Committee will consider (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Director Tenure and Board Refreshment
The Nominating and Corporate Governance Committee shall consider and make recommendations to the Board concerning the appropriate size and needs of the Board. The Board shall determine the appropriate Board size, taking into consideration such recommendation of the Nominating and Corporate Governance Committee and any parameters set forth in the Company’s certificate of incorporation and bylaws, as well as any contractual obligations of the Company.

1	Director Tenure Policies	Allow the Board to ease future transitions
Term Limits: The Board recognizes that it is important for the Board to balance the benefits of continuity with the benefits of fresh viewpoints and experience. Therefore, the Board will not nominate for re-election any non-executive director if the director shall have completed 15 years of service as a member of the Board on or prior to the date of the election as to which the nomination relates.
Retirement Age: Directors are required to retire from the Board when they reach the age of 75. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual stockholders meeting coincident with or next following his or her 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

2	Evaluation of Board Performance	Assess whether our Board, our directors, and our committees are functioning effectively

3	Director Elections	Elect new directors and fill director vacancies

Director Independence
A majority of the Board shall be comprised of directors meeting the independence requirements of the NYSE. The Company defines an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. The NYSE independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible for determining affirmatively, as to each independent director, that no material relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. No director may serve on the Audit Committee or the Compensation Committee of the Board unless such director meets all of the applicable criteria established for service in each such committee by NYSE rules and any other applicable rules or laws.
The Board shall make an affirmative determination at least annually as to the independence of each director. The Board has determined that each of Messrs. August, Clarke, Colaluca, Emery, Harris, Philbrick, Thorpe and Veghte and Ms. Klapstein are independent directors under applicable Securities and Exchange Commission (“SEC”) and NYSE rules.

2022 Proxy Statement	11

Corporate Governance and Board Matters
Class II Director Nominees
Our Board has nominated four Class II directors for election at the Annual Meeting to hold office until our annual meeting of stockholders in 2025 and until his or her successor has been duly executed and qualified or until his or her earlier resignation, retirement, death, disqualification or removal. All of the nominees are currently directors. These nominees bring a wide set of individual talents to their oversight responsibilities, including a full array of business and leadership skills. Their diversity of experience and expertise facilitates robust and thoughtful decision-making as a Board.
Each agreed to be named in this proxy statement and to serve if elected. We have no reason to believe that any of the nominees will be unable to serve. However, if before the election, one or more of the nominees should become unable to serve or for good cause will not serve, proxies will be voted for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board.

Glenn R. August INDEPENDENT Founder, Sr. Partner and Chief Executive Officer, Oak Hill Advisors	Age: 60 Committees: Nominating and Corporate Governance

BIOGRAPHY
Glenn R. August has served as a member of our Board since Churchill's Initial Public Offering (the "Churchill IPO"). Mr. August is the Founder and Chief Executive Officer of Oak Hill Advisors, L.P., a leading alternative investment firm. Mr. August serves as global head of the firm's distressed investment activities and chairs or serves on various firm committees, In 2021, T. Rowe Price Group, Inc. acquired Oak Hill Advisors, L.P. and operates it as a standalone business. Since December, 2021, Mr. August has been an executive officer and vice president of T. Rowe Price Group, Inc. and has served on its Management Committee and on its Board of Directors.
Mr. August co-founded the predecessor investment firm to Oak Hill Advisors, L.P. in 1987 and took responsibility for the firm's credit and distressed investment activities in 1990. He currently serves on the Board of Directors of Lucid Group, Inc. Mr. August has served on the Board of Trustees of Horace Mann School since June, 2009 and The Mount Sinai Medical Center since March, 2011. He has also served on the Board of Directors of the Partnership for New York City since January, 2021 and the 92nd Street Y since June, 2002.
Mr. August previously served on the Board of Directors for Cooper Standard Automotive until May 2017 and OHA Investment Corporation until December, 2019. He also previously served on the Board of Directors for Churchill Capital Corporation II (now Skillsoft) until June 2021, Churchill Capital Corporation V until December, 2021, Churchill Capital Corporation VI until December, 2021, and Churchill Capital Corporation VII until December, 2021. He earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University.
SKILLS AND QUALIFICATIONS
Mr. August is qualified to serve as a director due to his extensive financial and operational experience in both public and privately owned multi-national technology businesses.

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Corporate Governance and Board Matters

Richard A. Clarke INDEPENDENT Chief Executive Officer, Good Harbor Security Risk Management	Age: 71 Committees: Audit and Compensation

BIOGRAPHY
Richard A. Clarke has served as a member of our Board since the closing of the Transactions in October 2020, and served as a director of MultiPlan Parent from October 2016 through the closing of the Transactions. Mr. Clarke has served as Chief Executive Officer of Good Harbor Security Risk Management, an advisor on cybersecurity risk management, since 2012. Mr. Clarke served for thirty years in the United States Government, serving three consecutive Presidents. In the White House he served as America’s first “Counter-Terrorism Czar” and its first “Cyber Czar.” Prior to his White House years, he served as a diplomat. He was confirmed as Assistant Secretary of State, and held other positions in the State Department (Deputy Assistant Secretary of State for Intelligence) and the Pentagon for twenty years. Since leaving government in 2003, Mr. Clarke has served as an on-air consultant for ABC News and taught at Harvard’s Kennedy School of Government for five years.
Mr. Clarke was co-chair of Virginia Governor McAuliffe’s Cybersecurity Commission and is the Chairman of the Board of Governors, Middle East Institute. He also has served on the New York Cybersecurity Advisory Board since 2013. Mr. Clarke was formerly a member of President Obama’s Review Group on Intelligence and Technology. He has served as a director of several private companies, including Veracode, Inc., Carbon Black, Inc. (f/k/a Bit9, Inc.), Visible Assets, Inc., BlueCat Networks, Inc. and Nok Labs, Inc. He has served on corporate advisory boards including RedSeal, Inc., Paladin Capital Group, Awake Security, Inc., Red Five Security, LLC and HawkEye 360, Inc.
SKILLS AND QUALIFICATIONS
Mr. Clarke is qualified to serve as a director due to his extensive knowledge and experience of cybersecurity and security risk management.

2022 Proxy Statement	13

Corporate Governance and Board Matters

Julie D. Klapstein INDEPENDENT Former Chief Executive Officer, Availity, LLC	Age: 67 Committees: Audit

BIOGRAPHY
Julie D. Klapstein has served as a member of our Board since November 2020. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, a health information network optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. She served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She also served as the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein has more than 30 years of experience in the healthcare information technology industry including executive roles at healthcare companies including Phycom, Sunquest Information Systems, SMS’ Turnkey Systems Division and GTE Health Systems. Her early career with AT&T Information Systems also focused on the healthcare industry. Ms. Klapstein currently serves on the boards of: Amedisys, on the quality and governance committees and chair of the compensation committee; NextGen Healthcare on the audit and compensation committees; Oak Street Health on the compliance committee and chair of the compensation committee; and Revecore, a private company.
SKILLS AND QUALIFICATIONS
Ms. Klapstein is qualified to serve as a director due to her extensive experience in the healthcare and healthcare technology industries, having served in executive capacities for multiple healthcare technology companies, as well as her public company board experience.

P. Hunter Philbrick INDEPENDENT Partner, Hellman & Friedman LLC	Age: 42 Committees: Compensation (Chair) and Nominating and Corporate Governance

BIOGRAPHY
P. Hunter Philbrick has served as a member of our Board since the closing of the Transactions in October 2020, and served as a director of MultiPlan Parent from October 2016 through the closing of the Transactions. Mr. Philbrick has served as a Partner at Hellman & Friedman since January 2013. Prior to joining Hellman & Friedman in 2003, Mr. Philbrick worked as an investment banker in the mergers, acquisitions and restructuring and general industrial departments of Morgan Stanley & Co. He currently serves as a member of the board of directors of several private companies, including Vantage Group Holdings, Ltd., PPD, Inc. and Hub International Limited. Mr. Philbrick was formerly a director of Change Healthcare Inc., GeoVera Insurance Holdings Ltd., PPD, Inc. (when it was a publicly traded company) and Sedgwick Inc.
SKILLS AND QUALIFICATIONS
Mr. Philbrick is qualified to serve as a director due to his finance and capital markets experience as well as insight into the healthcare industry, gained from advising and serving as a director of multiple Hellman & Friedman portfolio companies.

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Corporate Governance and Board Matters
Continuing Directors
Class I Directors

Paul D. Emery INDEPENDENT Director, Hellman & Friedman LLC	Age: 36 Committees: Audit Observer

BIOGRAPHY
Paul D. Emery has served as a member of our Board since the closing of the Transactions in October 2020, and served as a director of MultiPlan Parent from October 2016 through the closing of the Transactions. Mr. Emery currently serves as a Director of Hellman & Friedman LLC, a private equity firm. Prior to joining Hellman & Friedman in 2010, Mr. Emery worked as an investment banker in the power and utilities department of Morgan Stanley & Co. He currently serves on the board of directors of Hub International Limited.
SKILLS AND QUALIFICATIONS
Mr. Emery is qualified to serve as a director due to his financial expertise and capital markets experience, as well as the experience gained from advising or serving as a director of multiple Hellman & Friedman portfolio companies.

C. Martin Harris INDEPENDENT AVP of the Health Enterprise and Chief Business Officer, Dell Medical School at The University of Texas at Austin	Age: 65 Committees: None

BIOGRAPHY
C. Martin Harris, MD, MBA has served as a member of our Board since January 2021. Dr. Harris has served as Associate Vice President of the Health Enterprise and Chief Business Officer at the Dell Medical School at The University of Texas at Austin since December 2016. Previously, he was CIO and Chairman of the Information Technology Division, as well as a Staff Physician at The Cleveland Clinic Foundation Department of General Internal Medicine. He also served as a Staff Physician for the Cleveland Clinic Hospital. Dr. Harris currently serves on the board of directors of Thermo Fisher Scientific, Invacare Corporation and Colgate-Palmolive Company and served on the board of directors of HealthStream, Inc. from September 2010 through February 2021.
SKILLS AND QUALIFICATIONS
Dr. Harris is qualified to serve as a director due to his experience in the healthcare industry as a leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry, as well as his board-level experience from his many years served on public company boards in the healthcare industry.

2022 Proxy Statement	15

Corporate Governance and Board Matters

Mark H. Tabak Chairperson of the Board, MultiPlan Corporation	Age: 72 Committees: None

BIOGRAPHY
Mark H. Tabak has served as chairperson of our Board since the closing of the Transactions in October 2020, and served as a director of MultiPlan Parent from 2006 through the closing of the Transactions. Mr. Tabak served as Chief Executive Officer of MultiPlan from 2002 to January 2022 and as Vice-Chairman and Co-Chief Executive Officer from 2000 to 2002. Prior to that, Mr. Tabak held executive roles at Healthcare Capital Partners, International Management Care Advisors, LLC, American International Group, Inc., Group Health Plan Inc., Health America and The International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America. Mr. Tabak also served on a commission created to evaluate the impact of various healthcare reform proposals on New York State.
SKILLS AND QUALIFICATIONS
Mr. Tabak is qualified to serve as a director due to his extensive knowledge of the healthcare industry as well as his prior experience as MultiPlan’s Chief Executive Officer.

William L. Veghte INDEPENDENT Founder and Chief Executive Officer, Athene Partners	Age: 54 Committees: None

BIOGRAPHY
William L. Veghte has served as a member of our Board since the closing of the Transactions in October 2020, and is an operating partner of Archimedes Advisor, L.L.C., an investor in Churchill Sponsor LLC, with extensive management and operating experience in the consumer and enterprise technology sectors. Mr. Veghte is the Founder & Chief Executive Officer of Athene Partners, a U.S.-based advisory company that partners with CEOs and investors of technology companies to accelerate their growth and transformations. Mr. Veghte previously served as CEO of Survey Monkey from July 2015 to February 2016, and a director from June 2015 to April 2017. Mr. Veghte also served as an Executive Vice President and General Manager of the Hewlett-Packard Company Enterprise Business from 2013 to 2015 and Chief Operating Officer of Hewlett-Packard from 2012 to 2013. Prior to Hewlett-Packard, Mr. Veghte spent nearly two decades at Microsoft, where he held a wide range of leadership positions including Senior Vice President of Windows Business, Server Business and led Microsoft’s North American Sales, Services and Marketing. Mr. Veghte currently serves on the board of directors of several private companies, including Embroker Insurance Services, LLC and as chair of the board of directors of IGEL Technology and MURAL (Tactivos, Inc.), and previously served on the board of directors of Xero Limited from February 2014 to August 2019, Turbonomic, Inc. from January 2016 to November 2019 and View, Inc. from June 2019 to March 2021.
SKILLS AND QUALIFICATIONS
Mr. Veghte is qualified to serve as a director due to his extensive financial and operational experience in both public and privately owned multi-national technology businesses.

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Corporate Governance and Board Matters
Class III Directors

Anthony Colaluca, Jr. INDEPENDENT President, AfterNext HealthTech Acquisition Corp.	Age: 55 Committees: Audit (Chair) and Compensation

BIOGRAPHY
Anthony Colaluca, Jr. has served as a member of our Board since the closing of the Transactions in October 2020. He has served as the President of AfterNext HealthTech Acquisition Corp., a special purpose acquisition company since July 2021. He has also served as the President of Colaluca Business Advisors, LLC, where he serves as an independent consultant providing business and financial advisory services primarily to private equity firms, since January 2011. From March 2015 to February 2016 he served as Chief Financial Officer and Executive Vice President at MedAssets, Inc., a healthcare performance improvement company. From 2005 through 2010, he served as Chief Financial Officer and Executive Vice President of Intergraph Corporation, a global provider of engineering and geospatial software. Prior to joining Intergraph Corporation, he served as Chief Financial Officer for Harland Financial Solutions, Inc., a software division of John H. Harland Company. Previously, Mr. Colaluca also served as Chief Financial Officer for Novient, Inc./Solution 6 North America, and Chief Financial Officer for Computer Management Sciences Inc., a NASDAQ-listed company that was later acquired by Computer Associates. Earlier in his career, he was a senior manager with KPMG LLP and a certified public accountant in the State of New York. Mr. Colaluca currently serves on the board of directors of AfterNext HealthTech Acquisition Corp and Feeding Northeast Florida. He previously served as a director of Tekelec and member of its audit and compensation committees from February 2011 until the company was taken private in January 2012.
SKILLS AND QUALIFICATIONS
Mr. Colaluca is qualified to serve as a director due to his extensive financial and operational experience in both public and privately owned multi-national technology businesses.

Michael S. Klein Founder and Senior Member, M. Klein & Company, LLC	Age: 58 Committees: None

BIOGRAPHY
Michael S. Klein has served as a member of our Board since the Churchill IPO, and previously served as Churchill’s Chief Executive Officer and President from February 2020 to October 2020. Mr. Klein is also the Chief Executive Officer and Chairman of Churchill Capital Corp V, Churchill Capital Corp VI and Churchill Capital Corp VII, which are blank check companies whose sponsors are an affiliate of M. Klein & Company, LLC. Mr. Klein also serves on the board of directors of Skillsoft, an entity which merged with Churchill Capital Corp II in June, 2021. Prior to the merger, Mr. Klein served as the CEO and Chairman of the board of directors of Churchill Capital Corp II. Mr. Klein is currently a director of Credit Suisse Group AG and Credit Suisse AG, Magic Leap (a private company), TGB Europe NV (a private company), AltC Acquisition Corp. and he holds positions as a board member and/or adviser for multiple charitable organizations. Mr. Klein was the co-founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Analytics through October, 2021. Mr. Klein is the founder and managing partner of M. Klein & Company, which he founded in 2012. M. Klein & Company is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citi and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi.
SKILLS AND QUALIFICATIONS
Mr. Klein is qualified to serve as a director due to his significant investment banking and advisory experience, including for companies in information services.

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Corporate Governance and Board Matters

Allen R. Thorpe LEAD INDEPENDENT DIRECTOR Partner, Hellman & Friedman LLC	Age: 51 Committees: Nominating and Corporate Governance (Chair)

BIOGRAPHY
Allen R. Thorpe has served as a member of our Board since the closing of the Transactions in October 2020, and served as a director of MultiPlan Parent from June 2016 through the closing of the Transactions. Mr. Thorpe has served as a Partner of Hellman & Friedman LLC, a private equity firm, since January 2004 and leads the firm’s New York office. Prior to joining Hellman & Friedman in 1999, Mr. Thorpe was a vice president with Pacific Equity Partners in Australia, a private equity firm, and was a manager at Bain & Company, Inc., a management consulting firm. He currently serves on the board of directors of Edelman Financial Engines LLC., Medline Inc., and athenahealth. Mr. Thorpe also previously served as Chairman of Sheridan Healthcare, Inc., a director of PPD, Inc., Change Healthcare Inc., Mitchell International Inc., Artisan Partners Asset Management Inc., the lead independent director of LPL Financial Holdings Inc., and a member of the advisory board of Grosvenor Capital Management Holdings, LLP, among others.
SKILLS AND QUALIFICATIONS
Mr. Thorpe is qualified to serve as a director due to his extensive knowledge of the healthcare industry as well as financial and corporate governance experience gained through years of serving as a director of multiple Hellman & Friedman portfolio companies.

Dale White Chief Executive Officer, MultiPlan Corporation	Age: 66 Committees: None

BIOGRAPHY
Dale White has served as President and Chief Executive Officer of MultiPlan and as a member of our Board since February 2022 overseeing and executing on the Company’s mission of delivering fairness, efficiency and affordability to the U.S. Healthcare system. Prior to that Mr. White served as our President and Chief Operating Officer from August 2021 through February 2022 and in other senior roles at MultiPlan and its predecessors since 2004. Before joining MultiPlan in 2004, Mr. White had previously co-started two healthcare companies and held senior leadership positions at several healthcare organizations, including BCE Emergis where he served as SVP of Sales and Marketing. He has also served on the boards of private companies and charitable organizations.
SKILLS AND QUALIFICATIONS
Mr. White is qualified to serve as a director due to his extensive knowledge of the healthcare industry as well as his experience in various senior executive roles at MultiPlan including as our current Chief Executive Officer.

Board’s Role and Responsibilities
The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders and in accordance with state and other applicable laws and regulations. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
To assist the Board in fulfilling its responsibilities, the Board has adopted Corporate Governance Guidelines which describe the principles and practices that the Board will follow in carrying out its responsibilities. The Corporate Governance Guidelines will be reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and stock exchange requirements. Our Corporate Governance Guidelines can be found on our website at www.investors.multiplan.com under “Governance – Governance Documents”.

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Corporate Governance and Board Matters
Oversight of Strategy
The Board is actively engaged in the oversight of the Company’s strategic planning. The Board will receive detailed presentations throughout the year on critical aspects of the implementation of these initiatives so that it can continually monitor progress on initiatives and adjust the strategy as conditions dictate. To further facilitate its oversight, the Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings and in other formal or informal settings. In addition, the Board is focused on and committed to oversight of management and business performance; talent management and executive compensation; risk management, including technology, privacy and cybersecurity risks; compliance with applicable rules and regulations; and environmental, social and governance matters.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described in our Annual Report on Form 10-K under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Management Development and Succession Planning
At least annually, the Board shall review a succession plan for our executive officers, developed by management and reviewed by the Nominating and Corporate Governance Committee. The succession plan will include, among other things, an assessment of the experience, performance and skills for possible successors to the CEO. The Board led a successful transition to a new Chief Executive Officer and Chief Financial Officer in late 2021 and early 2022 highlighting the value of their focus on succession planning.
Environmental, Social and Governance at MultiPlan
MultiPlan is a leading provider of technology-enabled cost management solutions to the U.S. healthcare industry with a mission to make healthcare in the U.S. affordable, accessible, efficient and fair for our stakeholders. Critical to our mission is to achieve and sustain business excellence by making the right decisions with integrity, corporate responsibility, and ethics to protect and enhance the interests of our stakeholders – our customers, which are health insurers, self-insured employers and other health plan sponsors (through their health plan administrators, and indirectly, the plan members, and our valued employees.
Environmental, Social and Governance Approach
Our focus on corporate responsibility and sustainability reflects a commitment to best serve our stakeholders. We believe that achieving and sustaining business excellence is intrinsically tied to leading by example through corporate responsibility that reflects our commitment to stakeholder engagement and transparency. These responsibilities require us to evaluate and monitor our environmental, social, and governance (“ESG”) practices, which go hand-in-hand with generating value for our stockholders.
To support our efforts in this area, we created a sustainability working group in 2021, consisting of dedicated internal resources and external advisors to address the ESG factors that are material to our business. Our sustainability working group evaluated potential ESG risks and opportunities relevant for our company based on the views held by our stakeholders, and aspects of leading ESG frameworks including the Sustainability Accounting Standard Board and the Task Force on Climate-related Disclosures, and the United Nations Sustainable Development Goals. MultiPlan is working toward publishing its inaugural ESG disclosure based on this evaluation of the Company’s key ESG focus areas, which include, but are not limited to the following areas highlighted below.

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Corporate Governance and Board Matters
Human Capital Management
•In 2020, we formed a Diversity, Inclusion and Belonging (“DIB”) Governance Committee. The DIB Governance Committee seeks to champion the Company's ongoing and continuing efforts to positively impact our employees and local communities, foster a culture and atmosphere of mutual respect, and to attract, retain, and promote outstanding individuals from all backgrounds, perspectives, and abilities. We offer access to a library of educational resources on key topics on the diversity, inclusion and belonging field.
•MultiPlan partners with America’s Job Exchange, in the recruiting process, to ensure job postings are distributed to diversity websites to expand visibility to individuals seeking employment opportunities from a wide variety of backgrounds. We also partner with local CareerOneStop services for outreach and job fairs.
•We offer competitive pay and benefits packages as well as voluntary wellness, employee assistance, tuition assistance and voluntary benefits programs. In addition, children of eligible full-time employees may qualify for the MultiPlan scholarship program.
•Through our MultiPlan Helping Hands (formerly named MultiPlan ACTS) program, we are able to provide financial assistance for employees experiencing hardship; the program is funded 100% from employee donations and is administered by the ACTS Committee, comprised of MultiPlan employees.
•We believe that education is essential to MultiPlan employees’ professional growth and our organization’s success. To support this belief, our Corporate Education Department offers many learning opportunities beginning with our new employee orientation and continuing with our ongoing operational and compliance training plus a variety of optional courses to help employees further their career development.
•We foster employee feedback and recognition through our MultiPlan Service Talent Achievement & Reward, or MultiSTAR, program to allow colleagues an opportunity to acknowledge co-workers for their great work and to recognize their professional accomplishments.
•In response to the COVID-19 pandemic, MultiPlan established the One MultiPlan Fund. Established by MultiPlan and funded in part by employee donations, the One MultiPlan Fund provides the direct assistance to colleagues facing financial hardship due to the COVID-19 pandemic.
•As the COVID-19 pandemic continued, we adapted our work processes to allow our teams to continue to work remotely to ensure the health and safety of our employees while continuing to provide uninterrupted service to our customers. In 2021, we began a phased re-opening plan, implementing a number of safety and social distancing measures for employees who chose to return during the initial phases. However, with the identification of the variants, our re-opening plans slowed and we generally remain in a voluntary return to work posture. We remain committed to our plan for staged office reentry when safe to do so.
Corporate Responsibility and Sustainability
•We have implemented a print management program that has significantly reduced our paper consummation by more than 85% since 2017.
•Cybersecurity and data privacy are key priorities for the Company. Our information technology is certified under HITRUST and AICPA SOC programs and, in December 2021, we were rated at the top of our peer group by BitSight, an IT security rating organization.
•In conjunction with landlords and property management at specific office locations, we initiated a LED Lighting Retrofit project in early 2020 that after a pause due to COVID-19, was reinvigorated in 2021. In 2021, we completed the conversion to LED lighting in one our largest offices and we are continuing this initiative in 2022 targeting our next largest office location.
•Each MultiPlan office has a Charitable Giving Committee that holds charitable activities throughout the year and we maintain a MultiPlan Matching Gifts Program. We have continued to focus on our giving efforts even while working remotely during the COVID-19 pandemic.
•Since 1995, MultiPlan's Rural Health Grant has been providing financial resources to help healthcare providers in rural areas. Recipients have utilized their award to introduce or expand services, education, screenings, and other programs aimed at improving the health of the people in their communities. The grant is available to eligible hospitals, rural health clinics, and federally qualified health centers participating in MultiPlan's provider network.
•Our focus on corporate responsibility and sustainability reflects a commitment to best serve our stakeholders. These responsibilities require us to evaluate and monitor our ESG practices. To support our efforts in this area, we created a sustainability working group in 2021, consisting of dedicated internal resources and external advisors to address the ESG factors that are material to our business.

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Corporate Governance and Board Matters
Communications with the Board of Directors
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Chairperson of any of the Audit, the Nominating and Corporate Governance and the Compensation Committees, or to the non-management or independent directors as a group, or recommend a potential director candidate, may do so by sending such communications, concerns or recommendation to the Company’s General Counsel at MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402.
The General Counsel or his designee shall initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel or his or her designee will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes (unless relevant to consideration of a potential director candidate) or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Board Structure
Lead Independent Director
Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined. In the event that the roles are combined, the Corporate Governance Guidelines provide for the naming of a Lead Independent Director (the “Lead Director”). In connection with the succession of Dale White to the position of President and Chief Executive Officer of the Company, the Board of Directors determined that it was best for the Company for Mr. Tabak to continue to serve as Chairman of the Board of the Company. At the same time, the Board of Directors believes that it is beneficial to the Company and increases the effectiveness of the Board of Directors to have an outside director integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. As a result, Mr. Thorpe continues to serve as Lead Director.
As Lead Director, Mr. Thorpe will help coordinate the efforts of the independent directors and Non-Employee Directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. The Lead Director has the following authority:
•preside over all meetings of the Board at which the Chairperson is not present, including meetings of the Non-Employee Directors which are to be held at least quarterly;
•assist in scheduling Board meetings and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•request the inclusion of certain materials for Board meetings;
•approve of all information sent to the Board;
•communicate to the Chief Executive Officer, together with the Chairperson of the Compensation Committee, the results of the Board’s evaluation of Chief Executive Officer performance;
•collaborate with the Chief Executive Officer on Board meeting agendas and approve such agendas;
•collaborate with the Chief Executive Officer in determining the need for special meetings of the Board;
•provide leadership and serve as temporary Chairperson of the Board or Chief Executive Officer in the event of the inability of the Chairperson of the Board or Chief Executive Officer to fulfill his/her role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Director shall have the authority to convene meetings of the full Board or management;
•serve as the liaison for stockholders who request direct communications with the Board;
•act as the liaison between the Non-Employee Directors and the Chairperson of the Board, as appropriate;
•call meetings of the Non-Employee Directors when necessary and appropriate;
•recommend to the Board, in concert with the chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company; and
•such additional duties and authority as our Board may otherwise determine and delegate.
Although the Board currently separates the role of Chairperson of the Board from the role of Chief Executive Officer, the Board believes that it is beneficial to maintain a Lead Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company, and helps to foster clear accountability, effective decision-making and alignment on corporate strategy.

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Corporate Governance and Board Matters
Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines and the listing rules of the NYSE require that each of these committees be comprised solely of independent directors subject to certain phase-in periods. In addition, all members of the Audit Committee and the Compensation Committee must meet applicable enhanced NYSE and SEC independence requirements. Each of our standing committee are composed solely of independent directors and the Audit Committee and Compensation Committee are comprised solely of directors whom our Board has determined meet the applicable enhanced independence standards for those committees.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website.

Audit Committee
The members of our Audit Committee are Messrs. Clarke and Colaluca and Ms. Klapstein, and Mr. Colaluca serves as chair of the Audit Committee. Mr. Emery also attends meetings but in a non-voting capacity. Each member of the Audit Committee is financially literate and the Board has determined that Mr. Colaluca and Ms. Klapstein each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
Our Audit Committee is directly responsible for, among other things:
•appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of the independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing policies and practices related to risk assessment and management;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;
•reviewing, overseeing, approving or disapproving any related-person transactions;
•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.

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Corporate Governance and Board Matters

Compensation Committee
The members of our Compensation Committee are Messrs. Clarke, Colaluca and Philbrick, and Mr. Philbrick serves as chair of the Compensation Committee.
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•acting as an administrator of our equity incentive plans;
•reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. August, Philbrick and Thorpe, and Mr. Thorpe serves as chair of the Nominating and Corporate Governance committee.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board, including the consideration of nominees submitted by stockholders, and to each of the Board’s committees;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;
•overseeing and setting compensation for our directors, including approval of performance-based compensation by reference to corporate goals and objectives resolved by the Board from time to time;
•overseeing the process of evaluating the performance of our Board; and
•assisting our Board on corporate governance matters.

Board Processes
Executive Sessions
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in regularly scheduled executive sessions with no members of management present and, if the non-management directors include directors who have not been determined to be independent, it is expected that the independent directors will separately meet in a private session at least twice a year that excludes management and directors who have not been determined to be independent. The Chairperson of the Board or the Lead Director may preside at executive sessions.
Director Attendance
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Members are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference. During the fiscal year ended December 31, 2021 (“fiscal year 2021”), the Board of Directors met a total of six times, the Audit Committee met five times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met three times. Each director, other than Dr. Harris (who participated in 67% of meetings and all regularly scheduled board meetings), participated in at least 75% of the board and committee meetings for which the director was a member.
Directors are encouraged to attend our Annual Meeting of Stockholders. In 2021, except for Ms. Klapstein, all directors attended the annual meeting.

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Corporate Governance and Board Matters
Board and Committee Evaluation Process
The Board, acting through the Nominating and Corporate Governance Committee, will conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively and to identify opportunities for improvement. For the initial assessment in 2021, the process included each director participating in an evaluation of the Board and its committees, which sought feedback in many areas, including composition, meetings, responsibilities and committees. As part of the review process, the Lead Director and Chair of the Nominating and Corporate Governance Committee also spoke with directors individually to discuss issues in greater depth and obtain more targeted feedback and suggestions and ultimately reported the results to the Board and the Committee chairs. In addition, the Nominating and Corporate Governance Committee will periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
Each committee of the Board conducts a self-evaluation at least annually and reports the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.
Director Education
Management, working with the Board, will provide an orientation process for new directors and coordinate director continuing education programs. The orientation process is designed to familiarize new directors with the Company’s businesses, strategies and challenges and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. As appropriate, management will prepare additional educational sessions for directors on matters relevant to the Company and its business.
Corporate Governance Documents
You can learn more about our corporate governance by visiting www.investors.multiplan.com where you will find the following documents under “Governance – Governance Documents”:
•Audit Committee Charter
•Code of Business Conduct and Ethics
•Compensation Committee Charter
•Corporate Governance Guidelines
•Nominating and Corporate Governance Committee Charter
The Company’s stockholders may obtain printed copies of these documents by writing to MultiPlan Corporation, 16 Crosby Drive, Bedford, MA 01730-1402, attention: Corporate Secretary.
Compensation of Directors
Each member of our Board that is not an employee of the Company or any subsidiary of the Company (each a “Non-Employee Director”) is entitled to receive an annual cash retainer of $100,000, payable quarterly in four equal installments of $25,000 each. In addition, each Non-Employee Director is entitled to receive an annual restricted stock unit award with respect to a number of shares of our Class A common stock having an aggregate grant date fair market value of $100,000. The units will vest on the earlier of (i) the first anniversary of the director’s applicable vesting commencement date and (ii) the first regularly scheduled annual meeting of the stockholders of the Company following the date of grant, subject to the forfeiture and alternate vesting provisions in the event of a director’s termination of service as described in the related award agreement. Effective February 1, 2022, Mr. Tabak, as long as he serves as Non-Executive Chairman, is entitled to receive an annual cash retainer of $500,000, payable quarterly in four equal installments of $125,000 each. Mr. Tabak is not entitled to any equity compensation for his service as a director. Mr. Tabak did not receive any separate compensation for his service as Executive Chairman in 2021.

24

Corporate Governance and Board Matters
The chairpersons and members of the following committees will receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below.

Committee	Committee Member Retainer ($)	Committee Chair Retainer ($)
Audit Committee	12,500	25,000
Compensation Committee	10,000	20,000
Nominating and Corporate Governance Committee	7,500	15,000
All directors, including our Non-Employee Directors, are reimbursed for travel and other expenses directly related to director activities and responsibilities. Notwithstanding the foregoing, any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the General Counsel of the Company. Until otherwise notified to the General Counsel of the Company, each of Messrs. Emery, Philbrick and Thorpe have elected to forego their right to such compensation.
Director Compensation Table
The following table summarizes the compensation paid to each Non-Employee Director during 2021.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Mr. August(4)	107,500	100,000	—	207,500
Mr. Clarke	122,500	100,000	—	222,500
Mr. Colaluca	135,000	100,000	—	235,000
Dr. Harris	100,000	141,660(5)	—	241,660
Ms. Klapstein	112,500	100,000	—	212,500
Mr. Klein	100,000	100,000	—	200,000
Mr. Veghte	100,000	100,000	—	200,000
(1)Excludes Messrs. Emery, Philbrick and Thorpe, who have elected to forego their right to director compensation.
(2)Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. For additional information see Note 15 Stock-Based Compensation of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.
(3)The aggregate number of restricted stock units held by each Non-Employee Director as of December 31, 2021 was as follows:

Name	Aggregate Unvested Units Outstanding
Mr. August	11,723
Mr. Clarke	11,723
Mr. Colaluca	11,723
Dr. Harris	11,723
Ms. Klapstein	11,723
Mr. Klein	11,723
Mr. Veghte	11,723
(4)Pursuant to the policies of Oak Hill Advisors, L.P., all cash and equity compensation received by Mr. August as a Non-Employee Director is for the benefit of certain client accounts advised by Oak Hill Advisors, L.P. and/or one of its subsidiary investment advisers.
(5)Dr. Harris was appointed to the Board effective January 1, 2021 and received a pro-rated equity award for the 2020-2021 service year in connection with his appointment, which vested on May 27, 2021.

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Corporate Governance and Board Matters
Related Party Transactions
Related Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our Board. See the section titled “Transactions with Related Persons” below for information about related party transactions involving members of our Compensation Committee or their affiliates.
Transactions with Related Persons
Other than as described below, since the beginning of our 2021 fiscal year, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation.” We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Investor Rights Agreement
MultiPlan, the Sponsor, Holdings, H&F and certain other parties thereto have entered into an Investor Rights Agreement, as amended from time to time, pursuant to which such stockholders will be entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions, and certain indemnification rights. Certain parties to the Investor Rights Agreement, including the Sponsor and H&F, have agreed not to sell, transfer, pledge or otherwise dispose of shares of our Class A common stock and certain warrants they hold or receive for certain time periods specified therein.
Sponsor and H&F have been involved in certain legal matters related to the Transactions for which they are entitled to advancement of expenses and indemnification from us under the terms of the Investor Rights Agreement.
Arrangements with Beneficial Owners of Holdings
Services Provided by Hub International Limited
During the year ended December 31, 2021, MultiPlan has obtained insurance policies through Hub International Limited, which is an affiliate of H&F. As the insurance broker for such policies, Hub International Limited may have received commissions from the insurance carriers with which MultiPlan’s insurance policies were placed of approximately $1.1 million.

26

Audit Committee Matters

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

PricewaterhouseCoopers LLP (“PwC”) has served as the independent registered public accounting firm of the Company or its predecessors since 2009. The Audit Committee evaluates PwC’s performance each year and determines whether to re-engage PwC or consider other audit firms. The Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (“fiscal year 2022”). In making this appointment, the Audit Committee carefully considered, among other things:
•PwC’s independence and objectivity;
•industry specific experience;
•the quality and efficiency of the services provided by PwC;
•PwC’s resources, capabilities, and technical expertise;
•the quality and candor of PwC’s communications;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•the appropriateness of fees charged for audit and non-audit services;
•knowledge of our operations, personnel, culture, accounting policies and practices, and internal control over financial reporting;
•feedback from our management and Audit Committee members regarding PwC’s service and quality; and
•the length of time that PwC has served in this role and the impact of changing auditors.
Based on this evaluation, the Audit Committee determined that it was in the best interest of the Company and its stockholders to continue the retention of PwC as our independent registered public accounting firm for fiscal year 2022.
Representatives of PwC are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do, and will be available to respond to appropriate questions from stockholders.
Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Board is submitting the selection of PwC as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

2022 Proxy Statement	27

Audit Committee Matters
Fees
The following table shows the fees for professional services rendered to us by PwC for the years ended December 31, 2021 and 2020:

	2021 ($)	2020 ($)
Audit Fees(1)	1,676,365	3,565,083
Audit-Related Fees(2)	459,750	1,366,196
Tax Fees(3)	327,500	290,552
All Other Fees(4)	—	—
TOTAL	2,463,615	5,221,831
(1)Audit Fees include fees for professional services performed by PwC for the audit of the Company’s annual financial statements as well as services that are normally provided in connection with statutory and regulatory filings or engagements such as consents. In 2021, this also included $0.1 million related to the acquisition of Discovery Health Partners and material weakness remediation, and, in 2020, fees of $2.7 million related to the Transactions, including the transition from private to public company reporting.
(2)Audit-Related Fees include fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements, including work provided in connection with employee benefit plan audits and the preparation of SOC 1 reports (SOC is an abbreviation for Service Organization Controls) regarding our revenue systems. In 2021, this also included $0.2 million for comfort letters related to the August 2021 debt offering and, in 2020, fees of $0.3 million for comfort letters related to the refinancing of certain indebtedness and $0.8 million for the other SEC filings in connection with the Transactions.
(3)Tax Fees include fees for tax compliance, tax advice and tax planning. In 2020, tax fees included tax services, including studies, calculations and other research projects, provided by PwC with respect to the Transactions.
(4)All Other Fees include fees for other permissible work performed by PwC that do not meet the above category descriptions.
In accordance with its charter, the Audit Committee approved in advance all audit services and permissible non-audit services provided by the Company’s independent registered public accounting firm for fiscal year 2021.
Pre-Approval Policy and Procedures
The Audit Committee has adopted a pre-approval policy and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services our independent registered public accounting firm provides to us or any of our subsidiaries. In accordance with the policy, the Audit Committee approved in advance all audit services provided by our independent registered public accounting firm for fiscal year 2021, taking into consideration whether non-audit services were compatible with maintaining PwC’s independence.
Although the Audit Committee pre-approves certain permissible services, the pre-approval procedures also include a delegation of authority to the Audit Committee Chairperson to pre-approve services by our independent registered public accounting firm. Under this designation of authority, the Audit Committee Chair must report any pre-approval to the entire Committee at the next Committee meeting.
There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during the 2021 and 2020 fiscal years.

28

Audit Committee Matters
Audit Committee Report
As described in its charter, the purpose of the Audit Committee is to assist the Board in its oversight of:
•the quality and integrity of the Company’s financial statements, including oversight of the Company’s accounting and financial reporting processes, including internal controls;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications, performance and independence of the independent registered public accounting firm;
•the Company’s corporate compliance program, including the Company’s code of conduct and anti-corruption compliance policy, and investigating possible violations thereunder;
•the Company’s IT security program;
•the risk management policies and procedures of the Company; and
•the performance of the Company’s internal audit function.
The Audit Committee is directly responsible for the appointment, evaluation, retention, compensation, oversight, and when appropriate, the termination of the independent registered public accounting firm.
The Audit Committee’s responsibility is one of oversight. The fundamental responsibility for the Company’s financial statements and disclosures rests with management while the independent registered public accounting firm is responsible for conducting the annual audit in accordance with the standards of the PCAOB. The Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing PwC’s report.
The Audit Committee meets regularly together with management, internal audit and PwC as well as separately and in private sessions with the Chief Financial Officer and each of PwC and internal audit without members of management present to discuss the results of their examinations.
The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC, including:
•the quality, not just the acceptability, of the accounting principles;
•significant financial reporting risks;
•reasonableness of significant accounting judgments and critical accounting policies and estimates;
•clarity of disclosures in the financial statements; and
•the overall quality of the Company’s financial reporting.
The Audit Committee has also reviewed and discussed with management and PwC their evaluation of the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting.
The Audit Committee further discussed with PwC all matters required to be discussed under the standards of the PCAOB, including those matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, and Rule 2-07 of Regulation S-X.
The Audit Committee has received the written communications from PwC required under PCAOB rules regarding PwC’s communications with the Audit Committee concerning independence, and, after discussions with PwC, the Audit Committee concluded that PwC is independent from the Company and its management.
Based on these reviews, discussions, disclosures and other information considered by the Audit Committee in its judgment, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2021.
AUDIT COMMITTEE
Anthony Colaluca, Jr., Chair
Richard A. Clarke
Julie D. Klapstein

2022 Proxy Statement	29

Executive Officers
The Executive Officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. The following sets forth certain information as of the date of this proxy statement regarding our Executive Officers.

Dale A. White President and Chief Executive Officer Age: 66
PROFESSIONAL EXPERIENCE
•President and Chief Executive Officer since February 2022
•President and Chief Operating Officer from August 2021 through January 2022
•President, Payor Markets since October 2020
•Executive Vice President and Chief Revenue Officer since January 2018
•Executive Vice President, Sales and Account Management since 2004
Prior to that, Mr. White served as Senior Vice President of Sales and Marketing for BCE Emergis Corp., which was acquired by MultiPlan in 2004, and previously held strategic management positions with several other healthcare companies.

James M. Head Executive Vice President and Chief Financial Officer Age: 56
PROFESSIONAL EXPERIENCE
•Executive Vice President and Chief Financial Officer since November 2021
•Partner at BDT & Company, LLC., a merchant banking firm from 2016 through March 2021
Prior to joining BDT, Mr. Head worked at Morgan Stanley for 22 years where he held various executive leadership roles, including Co-Head of the Mergers, Acquisitions and Restructuring Group, Americas from 2013 to 2016; Co-Head of the Financial Institutions M&A Group, Americas from 2008 to 2013; and Managing Director from 2003 to 2016.

Michael C. Kim Senior Vice President and Chief Information Officer Age: 56
PROFESSIONAL EXPERIENCE
•Senior Vice President and Chief Information Officer since October 2020
•Chief Information Officer since December 2013
•Chief Administrative Officer of Technology and Operations at Torus Insurance Holdings Limited from 2010-2013
In addition, Mr. Kim served in various roles at the Hartford Financial Services Group, Inc., including Chief Technology Officer, and as Chief Executive Officer of Converit, Inc.

Jeffrey A. Doctoroff Senior Vice President, General Counsel and Secretary Age: 53
PROFESSIONAL EXPERIENCE
•Senior Vice President, General Counsel and Secretary since October 2020
•Senior Vice President and General Counsel since August 2014
•Senior Vice President and General Counsel at Health Dialog from 2009-2014
•Deputy General Counsel at Health Dialog from 2006-2009
Prior to joining Health Dialog, Mr. Doctoroff was an associate at Ropes & Gray LLP, a law firm.

There are no family relationships among any of our executive officers or directors.

30

Executive Compensation

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

Executive Summary
Named Executive Officers
Our named executive officers for fiscal year 2021 consisted of:

Mark Tabak	James Head	David Redmond	Dale White	Jeffrey Doctoroff	Michael Kim	Paul Galant
Former Chief Executive Officer	Executive Vice President & Chief Financial Officer	Former Executive Vice President & Chief Financial Officer	President and Chief Executive Officer	Senior Vice President, General Counsel & Secretary	Senior Vice President & Chief Information Officer	Former President of New Markets

Business/Performance Highlights
The year of 2021 was one of the most successful in the Company’s history, despite several challenges in the operating environment, including ongoing business pressures related to the COVID-19 pandemic. The year started off strong, as we attained several new milestones in the first quarter, including the completion of our acquisition of Discovery Health Partners and the achievement of a new high in quarterly operating cash flow. In the second quarter 2021, operating results exceeded projections we set out earlier in the year and were characterized by year-over-year growth across all our service lines and all our customer segments. That momentum continued into an active third quarter 2021, during which we refinanced $2.3 billion of debt to extend the maturity of our balance sheet, announced a $250 million share repurchase program, and delivered a fifth consecutive quarter of strong operating and financial results since becoming a public company. The fourth quarter of 2021 was the capstone on a successful year, as our business delivered the highest quarterly revenues and adjusted EBITDA in the Company’s history, contributing to record full-year 2021 operating results.
Looking back on the year as a whole, MultiPlan made significant progress in 2021. Over the course of the year, we continued to invest in our platform and solutions to better serve our customers. Among others, these investments included our largest-ever software release to introduce new services that help customers achieve compliance with the No Surprises Act. We also integrated our acquisitions of HSTechnologies and Discovery Health Partners, bringing new products and solutions that extended our reach into underpenetrated markets. And most importantly, we drove increased medical cost savings for stakeholders in the U.S. healthcare ecosystem. For the year ended December 31, 2021, we processed over $120 billion in claim charges and identified nearly $22 billion in potential savings for over 100,000 employers and over 25 million unique patients served through our Payor partners.
Compensation Philosophy and Objectives
The goal of our executive compensation program is to create long-term value for our investors while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers. We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of specific annual financial goals and aligning executives’ interests with those of our investors by further rewarding performance above established goals. We use this philosophy as the foundation for evaluating and improving the effectiveness of our executive pay program. The core elements of our 2021 executive compensation philosophy were that compensation be market competitive, performance-based, investor aligned and financially efficient.

2022 Proxy Statement	31

Executive Compensation
2021 Executive Compensation Program
The 2021 executive compensation program consisted of the following elements: base salary, annual incentive compensation and long-term equity incentive compensation. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation.
For 2021, the Compensation Committee engaged Korn Ferry as its independent compensation consultant to assist in reviewing and evaluating our executive compensation program, determining an appropriate compensation peer group for purposes of analyzing and providing the Compensation Committee with competitive pay data, advising the Compensation Committee on executive compensation trends and developments and assessing the risks of our compensation policies and practices.

Stockholder Feedback on Say-on-Pay in 2021
At our 2021 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with 94.6% of the votes cast in favor of our say-on-pay resolution. The Compensation Committee considered the results of the 2021 say-on-pay vote in its evaluation of our 2022 executive compensation program, and in light of the support our stockholders expressed last year, it did not make any material changes to our executive compensation program as a result of the 2021 say-on-pay vote.

Current Stockholder Advisory Vote on Executive Compensation
We are asking you to approve, on an advisory basis, the compensation of our named executive officers as described in this section of the proxy statement.
We are committed to sound executive compensation practices and corporate governance principles, and are working to ensure that our practices protect and further the interests of stockholders. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders and to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. During 2021, our executives worked hard to adapt to the constantly changing COVID-19 crisis, leading all company employees as they adjusted to operating in a work-from-home environment. While dealing with unprecedented uncertainty and constant operational challenges, they focused on maintaining employee health and safety as a top priority, while simultaneously delivering a high level of continued service to our clients and their members. The compensation program for 2021 provided meaningful rewards for these extraordinary efforts by our executive leadership.
Accordingly, and as required pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, Executive Compensation Tables and narrative discussion related thereto, is hereby APPROVED”.
While the Board and the Compensation Committee will carefully consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company. However, our Board values the opinions of our stockholders and, to the extent that there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Report of Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
P. Hunter Philbrick, Chair
Richard A. Clarke
Anthony Colaluca, Jr.

32

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal year 2021 that we provided to each person who served as our principal executive officer or principal financial officer during 2021 and our three other most highly compensated executive officers employed at the end of 2021, all of whom we refer to collectively as our named executive officers.
Our named executive officers for fiscal year 2021 were as follows:

Mark H. Tabak	Chief Executive Officer in 2021 (retired on January 31, 2022)
James M. Head	Executive Vice President and Chief Financial Officer (effective from November 29, 2021)
David L. Redmond	Former Executive Vice President and Chief Financial Officer (stepped down on November 29, 2021)
Dale A. White	President and Chief Operating Officer in 2021 (President and Chief Executive Officer since February 1, 2022)
Jeffrey A. Doctoroff	Senior Vice President, General Counsel and Secretary
Michael C. Kim	Senior Vice President and Chief Information Officer
Paul Galant	Former President, New Markets (left June 30, 2021)
Leadership Changes
On August 3, 2021, the board of directors appointed Mr. White to President and Chief Operating Officer of the Company. He had served as the Company’s President, Payor Markets since October 2020, and prior to that he served as Executive Vice President and Chief Revenue Officer since January 2018. The Board also announced its plans to appoint Mr. White as Chief Executive Officer of the Company in early 2022. Mr. Tabak continued to serve as Chief Executive Officer to work closely with Mr. White to ensure a smooth transition. As planned, Mr. Tabak retired as Chief Executive Officer on January 31, 2022, while remaining Chairman of the Board, and Mr. White became President and Chief Executive Officer at such time. Mr. Tabak’s retirement was treated as a termination without “cause” for purposes of his employment agreement.
In addition, in August 2021, Mr. Redmond informed the Board of Directors of his intention to retire as of December 31, 2021. The Company then engaged in a comprehensive search to identify and hire the next Chief Financial Officer. On November 15, 2021, the Company and Mr. Head entered into an employment agreement, the terms of which are summarized below under “-Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements with Named Executive Officers-Mr. Head”. Effective as of November 29, 2021, Mr. Head replaced Mr. Redmond as the Company’s Executive Vice President and Chief Financial Officer. Mr. Redmond retired as planned effective as of December 31, 2021 and his retirement was treated as a termination without “cause” for purposes of his employment agreement.
Paul Galant, the Company’s President, New Markets, ceased to be employed by the Company on June 30, 2021. The Company entered into a separation agreement in connection with Mr. Galant’s departure, the terms of which are described below under “Galant Separation Agreement.”
Executive Compensation Objectives and Philosophy
The goal of our executive compensation program is to create long-term value for our investors while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers.
We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of specific annual financial goals and aligning executives’ interests with those of our investors by further rewarding performance above established goals. We use this philosophy as the foundation for evaluating and improving the effectiveness of our executive pay program. The following are the core elements of our executive compensation philosophy:

2022 Proxy Statement	33

Executive Compensation

Market Competitive
Compensation levels and programs for executives, including the named executive officers, should be competitive relative to the marketplace in which we operate. It is important for us to leverage an understanding of what constitutes competitive pay in our market and build unique strategies to attract the high caliber talent we require to manage and grow MultiPlan.

Performance-Based	A significant portion of executive compensation should be performance-based pay that is “at risk,” based on financial goals, which reward both organizational and individual performance.
Investor Aligned	Incentives should be structured to create alignment between executives and investors.
Financially Efficient	Pay programs and features should attempt to minimize the impact on our earnings and maximize our tax benefits, all other things being equal.
By incorporating these elements, we believe our executive compensation program is responsive to our investors’ objectives and effective in attracting, motivating and retaining the level of talent necessary to grow and manage our business successfully.
Process for Determining 2021 Compensation
Role of Compensation Consultant and Consultant Independence
The Compensation Committee engaged Korn Ferry to serve as its independent compensation consultant for 2021. Korn Ferry’s engagement is focused on:
•reviewing and evaluating our executive compensation program as a whole, each principle element and the mix of compensation;
•analyzing and providing the Compensation Committee with competitive pay data with respect to other peer companies;
•advising the Compensation Committee on executive compensation trends and developments; and
•assessing the risks of our compensation policies and practices that may have a material impact on the Company and advising on ways to mitigate any undue risks.
Korn Ferry attends Compensation Committee meetings relating to our executive compensation program and also reviews management’s recommendations regarding our compensation program.
Korn Ferry reports directly to the Compensation Committee and does not provide any material services to the Company beyond the services described above. The Compensation Committee received a written statement from Korn Ferry detailing its independence criteria and, based on such statement and other factors, the Compensation Committee determined that Korn Ferry was independent under the applicable SEC rules and NYSE Listing Standards and that engaging Korn Ferry did not present any conflicts of interest.
Determination of Compensation for 2021
In 2021, the Compensation Committee: (1) reviewed and approved all of the compensation elements for the named executive officers; (2) reviewed and approved the executive compensation program; and (3) reviewed and approved the annual equity awards granted to all other eligible employees.
When setting named executive officer compensation, the Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The Compensation Committee determines the number of shares of common stock granted to our named executive officers through equity awards or the target levels of other long-term incentive awards on a discretionary basis, rather than formulaically, by considering the executive’s position, responsibilities, accomplishments, achievements and tenure with the Company. The Compensation Committee may modify the mix of base salary, annual awards and long-term awards as it deems appropriate based on a named executive officer’s specific circumstances.
In connection with establishing the named executive officers’ compensation for 2021, the Compensation Committee reviewed the benchmark data for each of the named executive officers, the recommendations of our compensation consultants and the recommendations of our CEO with respect to the compensation of our other named executive officers.
After completing this review, the Compensation Committee approved the base salaries, the bonus plan and equity awards for each of the named executive officers.

34

Executive Compensation
Benchmarking Compensation
Korn Ferry assisted the Compensation Committee in determining the appropriate peer group of companies that are similar to us in size (based on revenue, EBITDA and market cap), industry, performance and operational complexity in order to benchmark compensation in the competitive market.
For 2021, the compensation peer group included the following companies:

Broadridge Financial Solutions, Inc. CDK Global, Inc. Cerner Corporation Concentrix Corporation	Encompass Health Corporation Fair Isaac Corporation Maximus, Inc. Premier, Inc.	Quidel Corporation Select Medical Holdings Corporation The Cooper Companies, Inc. WEX Inc.
The Compensation Committee considered the peer group benchmark data, data from published survey sources and other relevant information when determining the appropriate compensation for the named executive officers, but did not benchmark to a prescribed percentage.
Considerations in Setting 2021 Compensation
The 2021 compensation of our named executive officers was set taking into account the named executive officers’ contributions to company-wide operating results and their individual performance objectives. The total target compensation (consisting of base salary, target bonus under our 2021 bonus and the annual equity award) for our named executive officers was designed to be competitive and based on actual achievement because a significant percentage of total target compensation in 2021 was allocated to variable compensation, paid only upon achievement of MultiPlan’s performance objectives.
Our compensation program provides increased pay opportunity correlated with superior performance. When evaluating base salary, the Compensation Committee reviews, among other factors, our overall financial and operating performance in the prior year as well as individual performance and the performance of the divisions, business units or departments for which a named executive officer is responsible. The annual bonus plan was designed to emphasize and reward the named executive officers for corporate performance and hold them accountable for overall company results. The annual equity incentive grants were designed to incentivize the named executive officers to take prudent actions and increase our stockholder value in the long term.
Elements of Compensation

Element	Vehicle	Performance Period	Performance Measures	Purpose
Base Salary	Cash	Ongoing	Not Applicable	•Attract and retain individuals with superior talent •Reward executives for their performance and our short-term performance
Annual Incentive	Cash	Annual	Revenue Adjusted EBITDA	•Promotes our near-term performance objectives •Rewards individual contributions to the achievement of those objectives
Long-Term Incentive	Equity •Time Vested Units •Stock Options	Typically four years	Equity value of the Company
•Ensures that our executives have a continuing stake in our long-term success and have incentives to increase our equity value
•Rewards management for taking prudent actions and achieving results that create stockholder value

The 2021 executive compensation program consisted of the following elements: base salary, annual incentive compensation and long-term equity incentive compensation in the form of time-vesting stock options and restricted stock units. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation (as described above). In addition to these key compensation elements, the named executive officers are provided certain other compensation. See “— Other Compensation.”

2022 Proxy Statement	35

Executive Compensation
We believe that offering each of the components of our executive compensation program is necessary to remain competitive in attracting and retaining talented executives. Base salaries are designed to reward executives for their performance and our short-term performance and to attract and retain individuals with superior talent. The annual incentive program promotes our near-term performance objectives and rewards individual contributions to the achievement of those objectives. We believe that providing long-term incentive compensation ensures that our executives have a continuing stake in our long-term success and have incentives to increase our equity value. Total compensation for each named executive officer is reviewed annually to ensure that the proportions of the executive’s short-term incentives and long-term incentives are properly balanced. When reviewing compensation levels, each component of compensation is reviewed independently, and the total pay package is reviewed in the aggregate.
Our compensation policy provides for a mix of performance-based and fixed compensation elements and the Compensation Committee strives to achieve an appropriate balance between these two types of compensation, as well as an appropriate mix of cash and equity-based compensation. The mix of compensation elements is designed to reward individual and team performance and enterprise value growth and is weighted towards at-risk compensation, both in the form of performance-based annual cash bonuses and equity-based compensation. The charts below illustrate the total target direct compensation for 2021 for Mr. Tabak and the average of the other named executive officers (excluding Mr. Galant due to his departure and Mr. Head, who did not participate in our 2021 annual bonus plan and given that his compensation reflects new-hire equity awards).
*Excludes $2,000,000 of fully vested shares issued to Mr. Tabak in connection with his separation in 2022, as discussed further below. Such shares were not part of Mr. Tabak's target compensation.

36

Executive Compensation
Base Salary
Our base salary is designed to recognize the duties and responsibilities of each executive officer and the experience, knowledge, ability and skill of the named executive officer that holds each such position. The base salaries are an important component of our executive compensation program and are critical in attracting and retaining executive talent. The named executive officers’ base salaries were initially set in their employment agreement or offer letter, as applicable, and are reviewed each year. In setting annual base salaries, the Compensation Committee takes into consideration our overall financial and operating performance in the prior year, our company-wide target for base salary increases for all employees, its members’ knowledge of market and competitive salary information, inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation and other relevant factors. The Compensation Committee also reviews each named executive officer’s individual performance and the performance of the divisions, business units or departments for which that person is responsible. For named executive officers other than the Chief Executive Officer, the Compensation Committee receives an evaluation from the Chief Executive Officer on that person’s performance and a recommendation for a salary adjustment. In 2021 each of our named executive officers, other than Mr. Head and Mr. Galant (who each commenced employment after the eligibility cutoff date for such increase), received the 2% merit increase that applied to all salaried employees of MultiPlan (and no other increases to the named executive officers’ base salaries were made in 2021).
The 2021 year-end base salary for each of the named executive officers (other than Mr. Galant) was as follows:

Name	2021 Base ($)
Mr. Tabak	892,815
Mr. Head	500,000
Mr. Redmond	584,533
Mr. White	485,109
Mr. Doctoroff	361,355
Mr. Kim	407,384
Annual Incentive Compensation
In addition to receiving base salaries, each of the named executive officers is eligible to receive an annual incentive payment each year pursuant to our annual bonus plan. Our annual bonus plan is designed to create a link between the executive officer’s annual cash compensation and MultiPlan’s annual performance and to reward the named executive officers when we meet our annual performance goals. As such, the annual incentive amount actually received by each named executive officer pursuant to our annual bonus plan is tied to our revenue and Adjusted EBITDA performance during the year.
2021 Annual Incentive Opportunity. For 2021, each named executive officer (other than Mr. Head, who commenced employment after the cutoff date for eligibility for a bonus under our 2021 plan) received an individualized target bonus percentage, represented as a percentage of salary. These target bonus percentage are initially set in the named executive officer’s employment agreement or offer letter, as applicable, and are reviewed each year. The bonus that may be earned by a named executive officer ranges from 50% (at the threshold level of performance) to 150% (at the maximum level of performance) of the target bonus percentage multiplied by such named executive officer’s year-end annual base salary and based on the level of achievement of a revenue target of $1,056.3 million and an Adjusted EBITDA target of $755.5 million, with each performance target weighted at 50% of the overall potential bonus payout. In order to be eligible to receive any payment under either the revenue or Adjusted EBITDA component of the bonus the Company must achieve at least 90% of such performance target. For each performance target, if achieved at the target level of performance, the executive will receive a bonus amount equal to 50% multiplied by the executive’s target bonus percentage multiplied by such executive’s year-end annual base salary (each, a “target bonus”). In the event that the Company exceeds the threshold level of performance for a performance target, but not the target level of performance, the bonus amount paid will be prorated on a straight-line basis and the executive will receive an amount between 50% and 100% of the target bonus for that performance target. In the event that the Company exceeds the target level of performance for a performance target, the executive will receive instead a bonus, prorated on a straight-line basis up to 150% of the target bonus for that performance target, with that maximum payout being achieved if the target level of performance for the performance target is exceeded by 10%.

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The target bonus percentage for each of the named executive officers were as follows:

Name	Annual Incentive Target % of Base Salary	Base Salary ($)	Annual Incentive Target ($)
Mr. Tabak	125%	892,815	1,116,018
Mr. Redmond	100%	584,533	584,533
Mr. White	100%	485,109	485,109
Mr. Doctoroff	50%	361,355	180,677
Mr. Kim	50%	407,384	203,692
Mr. Galant (1)	100%	475,600	475,600
(1)Mr. Galant ceased to be employed on June 30, 2021 and accordingly did not receive any payment under our 2021 annual bonus plan.
Actual 2021 Annual Incentive Payout. For 2021, although the Company achieved revenue of $1,117.6 million and Adjusted EBITDA of $838.3 million (which would have resulted in an above target level of payout for both performance targets), the Compensation Committee exercised negative discretion under the bonus plan and approved a total bonus payout equal to 100% of the target bonus percentage for each of the bonus-eligible named executive officers as follows:

Name	Revenue Payout ($)	Adjusted EBITDA Payout ($)	Total Payout ($)
Mr. Tabak	558,009	558,009	1,116,018
Mr. Redmond	292,266	292,267	584,533
Mr. White	242,554	242,555	485,109
Mr. Doctoroff	90,338	90,339	180,677
Mr. Kim	101,846	101,846	203,692
Long-Term Equity Incentive Compensation
The long-term incentive (“LTI”) component of our executive compensation program is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our named executive officers with our stockholders, builds a culture of ownership, promotes retention, and balances long-term operating decisions with short-term goals. To accomplish these objectives, in 2021, the Compensation Committee granted our named executive officers equity awards solely in the form of restricted stock units for Mr. Tabak and Mr. Redmond, restricted stock for Mr. Galant, premium priced stock options for Mr. Head and an award of both stock options and restricted stock units for the other named executive officers having a grant date fair value (determined using the Black-Scholes valuation model for the stock options) that is split evenly between the total value of their combined annual equity award. Mr. Tabak and Mr. Redmond received only restricted stock units as their annual equity award as part of the negotiations relating to their respective transitions as described above under “Leadership Changes.” Also in connection with the pending transitions of each such executive, the Compensation Committee amended the vesting of these restricted stock units in the employment side letter entered into with each such named executive officer to provide for such restricted stock units to vest as follows: with respect to Mr. Tabak, in 18 substantially equal monthly installments with the first installment vesting on August 4, 2021, and thereafter, beginning on August 31, 2021 and on the last day of each of the next 16 months thereafter and with respect to Mr. Redmond, in six substantially equal monthly installments with the first installment vesting on August 4, 2021, and thereafter, beginning on August 31, 2021 and on the last day of each of the next four months thereafter. Mr. Head was not eligible for the annual equity award in 2021 but received an award consisting of 453,514 stock options with an exercise price per share equal to $7.50, 569,800 stock options with an exercise price per share equal to $10.00 and 694,444 stock options with an exercise price per share equal to $12.50, as a new hire grant in connection with his commencement of employment with us in 2021. Mr. Galant’s restricted stock award became fully vested as part of his severance entitlements under the separation agreement described below under “Galant Separation Agreement.”
Stock Options. Nonqualified stock options provide our named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Stock options become valuable only if (i) the holder of the option remains employed during the period required for the option to “vest” and (ii) the market price is above the exercise price. For this reason, stock options align the interests of our named executive officers and our stockholders by providing executives with an incentive to achieve long-term business goals and objectives and increase the market price of our stock and provide an incentive for an option holder to remain employed by us. Stock options vest ratably over a four-year period and must be exercised within ten years of the date of grant.

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Time-Based Restricted Stock Units/Restricted Stock Awards. A restricted stock unit is a commitment by us to issue a share of our Class A common stock for each unit at the time the restrictions set forth in the award agreement lapse and a restricted stock award is an award of shares of our Class A common stock that are subject to vesting conditions. The Compensation Committee believes that granting time-based restricted stock units or restricted stock awards to our named executive officers aligns the interests of the named executive officers with the interests of our stockholders and encourages retention. Restricted stock units and unvested shares of restricted stock are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied (except with respect to Mr. Tabak’s and Mr. Redmond’s 2021 restricted stock unit grants which provide for acceleration of vesting upon certain terminations of employment as described below under “Potential Payments upon Termination or Change in Control”). Time-based RSUs and shares of restricted stock granted to the named executive officers vest ratably over four years except in special circumstances as determined by the Committee (such as a person nearing retirement age or as is described above with respect to the amendments to Mr. Tabak’s and Mr. Redmond’s restricted stock units in connection with their respective transitions).
For additional discussion regarding the details of the grants made to the named executive officers in 2021, see “–Grants of Plan Based Awards Table”.
Other Compensation
Benefits
We provide various employee benefit programs to our named executive officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts and wellness programs. These benefit programs are generally available to all of our U.S.-based employees.
These benefits are provided to the named executive officers to eliminate potential distractions from performing their regular job duties. We believe the cost of these programs is counterbalanced by an increase in productivity by the executives receiving access to them.
Defined Contribution Plan
We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and that we refer to as the “401(k) Plan.” The 401(k) Plan is offered on a nondiscriminatory basis to our full-time regular employees, including our named executive officers, and our eligible part-time and temporary employees. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making contributions, including after-tax Roth contributions and catch-up contributions.
We provide matching contributions to the 401(k) Plan in an amount equal to 50% of each participant’s contribution up to a maximum of 5% of the participant’s annual eligible salary, subject to certain other limits. Participants are 100% vested in their individual contributions and vest 20% per year of credited vesting service in the matching contributions until they are 100% vested in matching contributions at the completion of the fifth year of credited vesting service. Participants receive one year of vesting service for each plan year in which they have at least 1,000 hours of service, commencing after the first anniversary of employment.
We believe that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.
Severance Arrangements
We believe that reasonable and appropriate severance benefits are necessary in order to be competitive in our executive attraction and retention efforts. As discussed below, the employment agreements we entered into with our named executive officers provide for certain payments, rights and benefits to the named executive officers upon certain qualifying terminations from MultiPlan and the 2021 restricted stock units granted to each of Mr. Tabak and Mr. Redmond provide for acceleration of vesting upon certain terminations of employment. See “Potential Payments upon Termination or Change in Control” below for a description of these benefits.
Clawback Policy
The Company has adopted an Incentive Compensation Clawback Policy in order to help ensure that incentive compensation is paid or awarded based on accurate financial results and the correct calculation of performance against incentive targets. If the Compensation Committee determines, in its discretion, that incentive compensation of a covered employee, including all current

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Executive Compensation
and former executive officers, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed, directly or indirectly, by a covered employee’s fraud, willful misconduct, or gross negligence, the Compensation Committee will review the incentive compensation paid, granted, vested, settled, or accrued based on the prior inaccurate results. To the extent practicable, and as permitted by and consistent with applicable law, the Compensation Committee will determine, in its discretion, whether to seek to recover or cancel the difference between (i) any incentive compensation paid, granted, vested, settled or accrued based on the belief that the Company or the segment had met or exceeded performance targets that would not have been met had the financial information been accurate, and (ii) the incentive compensation in which the covered employee would have been paid or awarded based on the accurate financial information or restated results, as applicable. If the Compensation Committee determines, in its discretion, that a covered employee has engaged in any Detrimental Activity (as defined in the MultiPlan Corporation 2020 Omnibus Incentive Plan), the Compensation Committee may, in its sole discretion, provide for one or more of the following: (A) cancellation of any or all of such covered employee’s incentive compensation or (B) forfeiture by the covered employee of any gain realized on the vesting or exercise of or of any payment in connection with any incentive compensation.
In addition, the 2020 Omnibus Incentive Plan contains clawback provisions that all awards made under the plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Company or as otherwise required by law. To the extent that an award recipient receives any amount in excess of the amount that such award recipient should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the award recipient will be required to repay any such excess amount to the Company.
Tax and Accounting Implications
We operate our compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with the requirements of FASB ASC Topic 718, Compensation — Stock Compensation.

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Executive Compensation Tables
Summary Compensation Table
The following table summarizes the total compensation earned during the last three fiscal years by the named executive officers.

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(9)	Total ($)
Mr. Tabak(1) Chief Executive Officer	2021	892,815	—	6,999,997	—	1,116,018	—	7,250	9,016,080
	2020	872,976	5,094,135	—	—	—	—	7,125	5,974,236
	2019	858,145	—	—	—	—	—	7,000	865,145
Mr. Head(2) Executive Vice President & Chief Financial Officer	2021	28,905	—	—	2,457,698	—	—	—	2,486,603
Mr. Redmond(3) Former Executive Vice President & Chief Financial Officer	2021	584,533	—	2,999,994	—	584,533	—	2,376,779	6,545,839
	2020	571,342	4,573,071	—	—	—	—	7,125	5,151,538
	2019	561,834	—	—	—	—	—	7,000	568,834
Mr. White President and Chief Operating Officer	2021	485,109	—	2,499,594	2,500,000	485,109	—	7,250	5,977,062
	2020	474,163	4,475,597	—	—	—	—	7,125	4,956,885
	2019	466,272	—	—	—	—	—	7,000	473,272
Mr. Doctoroff Senior Vice President & General Counsel	2021	361,355	—	354,262	354,267	180,677	—	7,250	1,257,811
	2020	353,201	177,135	—	—	—	—	7,125	537,461
	2019	347,323	150,000	—	—	—	—	7,000	504,323
Mr. Kim Senior Vice President & Chief Information Officer	2021	407,384	—	299,546	299,546	203,692	—	7,250	1,217,418
	2020	398,191	200,000	—	—	—	—	7,125	605,316
	2019	391,565	175,000	—	—	—	—	7,000	573,565
Mr. Galant(4) Former President, New Markets	2021	270,714	—	1,249,992	—	—	—	987,334	2,508,040
	2020	93,291	120,000	—	—	—	—	—	213,291
(1)Mr. Tabak ceased to serve as our Chief Executive Officer on January 31, 2022, but continues to serve as the Chairman of our board of directors.
(2)Mr. Head commenced employment with us on November 29, 2021.
(3)Mr. Redmond ceased to serve as our Chief Financial Officer on November 29, 2021 and retired from employment on December 31, 2021.
(4)Mr. Galant ceased employment with us on June 30, 2021.
(5)The amounts in the “Salary” column represent the base salary earned by each named executive officer for the applicable fiscal year.
(6)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units and shares of restricted stock granted during the applicable fiscal year in accordance with FASB ASC Topic 718 as well as the $2,000,000 of fully vested shares issued to Mr. Tabak in connection with his separation in 2022 as we are required to recognize the compensation expense for such shares beginning in 2021. For a discussion of the assumptions made in the valuation of Stock Awards granted in 2021, please see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(7)The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the applicable fiscal year in accordance with FASB ASC Topic 718 (and, in the case of the option grant for Mr. Head, using the binomial lattice option pricing model). For discussion of the assumptions made in the valuation of stock options granted in 2021, please see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(8)The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent an amount equal to the annual performance-based cash bonuses that were earned under our 2021 annual bonus plan, and paid in December 2021. See "Compensation Discussion and Analysis-Elements of Compensation -Annual Incentive Compensation" for a description of the bonuses for 2021.
(9)The amounts in the “All Other Compensation” column represent MultiPlan contributions to our 401(k) Plan for each of the named executive officers other than Mr. Head and Mr. Galant, who were not eligible to receive the contribution due to the timing of their employment, as well as cash severance payments of $2,338,130 and $951,200 for Mr. Redmond and Mr. Galant respectively and Company payment of $38,649 and $36,134 for COBRA premiums for each of Mr. Redmond and Mr. Galant in connection with their departures from the Company.

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Grants of Plan-Based Awards Table
The following table provides information with respect to grants of plan-based awards to our named executive officers during 2021.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Mr. Tabak	5/10/21	558,009	1,116,018	1,674,027	—	—	—	—	—	—	—
	6/23/21	—	—	—	—	—	—	534,759	—	—	4,999,997
	8/04/21	—	—	—	—	—	—	492,610	—	—	2,000,000
Mr. Head	11/29/21	—	—	—	—	—	—	—	453,514	7.50	748,298
	11/29/21	—	—	—	—	—	—	—	569,800	10.00	820,512
	11/29/21	—	—	—	—	—	—	—	694,444	12.50	888,888
Mr. Redmond	5/10/21	292,267	584,533	876,800	—	—	—	—	—	—	—
	6/23/21	—	—	—	—	—	—	320,855	—	—	2,999,994
Mr. White	5/10/21	242,555	485,109	727,664	—	—	—	—	—	—	—
	6/23/21	—	—	—	—	—	—	267,379	672,043	9.29	4,999,994
Mr. Doctoroff	5/10/21	90,339	180,677	271,016	—	—	—	—	—	—	—
	6/23/21	—	—	—	—	—	—	37,889	95,233	9.29	708,529
Mr. Kim	5/10/21	101,846	203,692	305,538	—	—	—	—	—	—	—
	6/23/21	—	—	—	—	—	—	32,037	80,523	9.29	599,092
Mr. Galant	5/10/21	237,800	475,600	713,400	—	—	—	—	—	—	—
	6/23/21	—	—	—	—	—	—	133,689	—	—	1,249,992
(1)Relates to our cash incentive award opportunity under the Company’s 2021 annual bonus plan, the terms of which are summarized under “Compensation Discussion and Analysis – Annual Incentive Compensation.” For 2021, the Committee approved a threshold eligibility requirement of $950.7 million in revenue and $680.0 million in Adjusted EBITDA and a revenue performance target of $1,056.3 million and Adjusted EBITDA performance target of $755.5 million. For purposes of this table, the columns assume that the threshold eligibility requirement is met and payouts are as follows: (A) Threshold: revenue performance target and Adjusted EBITDA performance target, each 50%; (B) Target: revenue performance target and Adjusted EBITDA performance target, each 100%; and (C) Maximum: revenue performance target and Adjusted EBITDA performance target, each 150%. For the actual amounts paid to the named executive officers pursuant to these grants, see the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Mr. Head was not eligible to participate in the 2021 annual bonus plan.
(2)Relates to restricted stock unit awards granted under our 2020 Omnibus Incentive Plan on June 23, 2021, which vest (i) 25% per year on March 29 of each 2022, 2023, 2024 and 2025 with respect to Mr. White, Mr. Kim and Mr. Doctoroff, (ii) with respect to Mr. Tabak, following the amendment of his award, in 18 substantially equal monthly installments with the first installment vesting on August 4, 2021, and thereafter, beginning on August 31, 2021 and on the last day of each of the next 16 months thereafter and (iii) with respect to Mr. Redmond, following the amendment of his award, in six substantially equal monthly installments with the first installment vesting on August 4, 2021, and thereafter, beginning on August 31, 2021 and on the last day of each of the next four months thereafter. Also includes the restricted stock award granted to Mr. Galant, which became fully vested in connection with his separation on June 30, 2021 and fully vested shares issued to Mr. Tabak in connection with his separation in 2022 as we are required to recognize the compensation expense for such shares beginning in 2021.
(3)Relates to option awards granted under our 2020 Omnibus Incentive Plan on June 23, 2021 with respect to Mr. White, Mr. Kim and Mr. Doctoroff, each of which vests 25% per year on March 29 of each 2022, 2023, 2024 and 2025, and on November 29, 2021 with respect to Mr. Head in connection with the commencement of his employment with the Company, which vests 25% per year on November 29 of each 2022, 2023, 2024 and 2025.
(4)Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (and, in the case of the option grant for Mr. Head, using the binomial lattice option pricing model) as well as the $2,000,000 of fully vested shares issued to Mr. Tabak in connection with his separation in 2022 as we are required to recognize the compensation expense for such shares beginning in 2021. For additional information, including a discussion of the assumptions used to calculate these values, see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
Messrs. Tabak, Redmond, White and Head have entered into employment agreements with MultiPlan and/or one of its affiliates and Messrs. Doctoroff , Kim and Galant entered into employment offer letters with MultiPlan and/or one of its affiliates. The employment agreements and offer letters provide the terms of the named executive officer’s compensation, including, if applicable, severance compensation and benefits in the event of a termination of employment, and the employment agreements contain restrictive covenants.
Mr. Tabak
In 2021, MultiPlan and Holdings were party to an employment agreement with Mr. Tabak, dated May 5, 2016 and a side letter dated August 4, 2021 (collectively, the “Tabak Employment Agreement”). Mr. Tabak retired on January 31, 2022. He was appointed Non-Executive Chairman of the Board and his retirement was treated as a termination without “cause” under the Tabak Employment Agreement. The Tabak Employment Agreement provided for an initial five-year term, beginning on June 7, 2016, with automatic renewal of the employment term for successive one-year periods thereafter. During the term of the Tabak Employment Agreement, Mr. Tabak served as Chief Executive Officer of MultiPlan and was entitled to:
•an annual base salary of $804,705, subject to adjustment by the Compensation Committee from time to time (for fiscal year 2021, Mr. Tabak’s base salary was $892,815); and
•an annual bonus opportunity with a target amount equal to 125% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee in consultation with Mr. Tabak.
Mr. Tabak remains subject to the restrictive covenants contained in the Tabak Employment Agreement. For a description of the restrictive covenants contained in Mr. Tabak’s employment agreement and payments and benefits to which Mr. Tabak would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Head
MultiPlan is party to an employment agreement with Mr. Head, dated November 15, 2021 (the “Head Employment Agreement”). The Head Employment Agreement provides for an initial five-year term, beginning on November 29, 2021, with automatic renewal of the employment term for successive one-year periods thereafter. Pursuant to his Employment Agreement, Mr. Head is entitled to:
•an annual base salary of $500,000, subject to adjustment by the Compensation Committee from time to time;
•commencing in 2022, an annual bonus opportunity with a target amount equal to 100% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee; and
•beginning in the first quarter of 2022, an annual equity grant having a grant date fair value of not less than 400% of his annual base salary, in the same form and proportion of award type and with the same vesting conditions as applicable to other similarly situated executive officers receiving grants at the same time, as determined by the Compensation Committee ; but with the annual equity grant to be made in 2022 to be comprised solely of stock options with an exercise price equal to the grant date fair market value of a share of our Class A Common Stock.
In addition, pursuant to the terms of his employment agreement, on November 29, 2021, Mr. Head received a grant of stock options having a value equal to $2,457,698, consisting of: (i) 453,514 stock options, with a value equal to $748,928 and an exercise price equal to $7.50, (ii) 569,800 stock options, with a value equal to $820,512 and an exercise price equal to $10.00 and (iii) 694,444 stock options, with a value equal to $888,888 and an exercise price equal to $12.50. The stock options vest over a four-year period, in substantially equal annual installments, subject to his continued employment and the terms and conditions of the Company’s 2020 Omnibus Incentive Plan and the award agreement evidencing such grant.
For a description of the restrictive covenants contained in Mr. Head’s employment agreement and benefits to which Mr. Head would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.

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Mr. Redmond
In 2021, MultiPlan and Holdings were party to an employment agreement with Mr. Redmond, dated May 5, 2016 and a side letter dated August 4, 2021 (collectively, the “Redmond Employment Agreement”). Mr. Redmond retired on December 31, 2021 and his retirement was treated as a termination without “cause” under the Redmond Employment Agreement. The Redmond Employment Agreement provided for an initial five-year term, beginning on June 7, 2016, with automatic renewal of the employment term for successive one-year periods thereafter. During the term of the Redmond Employment Agreement, Mr. Redmond served as Executive Vice President and Chief Financial Officer of MultiPlan until November 29, 2021 and was entitled to:
•an annual base salary of $526,847, subject to adjustment by the Compensation Committee from time to time (for fiscal year 2021, Mr. Redmond’s base salary was $584,533); and
•an annual bonus opportunity with a target amount equal to 100% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee in consultation with Mr. Redmond.
Mr. Redmond remains subject to the restrictive covenants contained in the Redmond Employment Agreement. For a description of the restrictive covenants contained in Mr. Redmond’s employment agreement and payments and benefits to which Mr. Redmond would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. White
MultiPlan was party to an employment agreement with Mr. White, dated May 5, 2016 (the “White Employment Agreement”) through January 31, 2022. MultiPlan entered into a new employment agreement with Mr. White on January 31, 2022 which terms are summarized on MultiPlan’s Form 8-K filed on January 31, 2022. The White Employment Agreement provided for an initial five-year term, beginning on June 7, 2016, with automatic renewal of the employment term for successive one-year periods thereafter. Pursuant to the White Employment Agreement, Mr. White was entitled to:
•an annual base salary of $382,315, subject to adjustment by the Compensation Committee from time to time (for fiscal year 2021, Mr. White’s base salary was $485,109); and
•an annual bonus opportunity with a target amount equal to 100% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee.
For a description of the restrictive covenants contained in Mr. White’s employment agreement and benefits to which Mr. White would have been be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Doctoroff
MultiPlan is party to an offer letter with Mr. Doctoroff, dated June 25, 2014 (the “Doctoroff Offer Letter”). Pursuant to the Doctoroff Offer Letter Mr. Doctoroff shall serve in the position of Senior Vice President and General Counsel and is entitled to:
•an annual base salary of $310,000 ($361,355 in 2021); and
•an annual bonus opportunity with a target amount equal to 50% of his annual base salary.
Mr. Kim
MultiPlan is party to an offer letter with Mr. Kim, dated October 31, 2013 (the “Kim Offer Letter”). Pursuant to the Kim Offer Letter Mr. Kim shall serve in the position of Senior Vice President and Chief Information Officer and is entitled to:
•an annual base salary of $350,000 ($407,384 in 2021); and
•an annual bonus opportunity with a target amount equal to 50% of his annual base salary.
Mr. Galant
MultiPlan was party to an offer letter with Mr. Galant, dated September 18, 2020 (the “Galant Offer Letter”). Pursuant to the Galant Offer Letter Mr. Galant served in the position of President, New Markets until June 30, 2021 and was entitled to:
•an annual base salary of $475,600; and
•an annual bonus opportunity with a target amount equal to 100% of his annual base salary.

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Outstanding Equity Awards at Fiscal Year End Table
The following table includes information with respect to equity awards held by our named executive officers as of December 31, 2021. Mr. Galant’s restricted stock award was fully vested on December 31, 2021, and he is therefore not included in the table below. Mr. Redmond is also not included in table below as he had no unexercised options or unvested stock awards outstanding on December 31, 2021 (as this was also the final vesting date for his restricted stock unit award) and none of the named executive officers had any equity awards granted prior to 2021 outstanding on December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Tabak	—	—	—	—	—	356,511	1,579,344	—	—
Mr. Head	—	453,514	—	7.50	11/29/31	—	—	—	—
	—	569,800	—	10.00	11/29/31	—	—	—	—
	—	694,444	—	12.50	11/29/31	—	—	—	—
Mr. Redmond	—	—	—	—	—	—	—	—	—
Mr. White	—	672,043	—	9.29	6/23/31	267,379	1,184,489	—	—
Mr. Doctoroff	—	95,233	—	9.29	6/23/31	37,889	167,848	—	—
Mr. Kim	—	80,523	—	9.29	6/23/31	32,037	141,924	—	—
(1)Relates to option awards granted under our 2020 Omnibus Incentive Plan on June 23, 2021 with respect to Mr. White, Mr. Kim and Mr. Doctoroff, each of which vest 25% per year on March 29, 2022, 2023, 2024 and 2025, and on November 29, 2021 with respect to Mr. Head in connection with the commencement of his employment with the Company, which vest 25% per year on November 29, 2022, 2023, 2024 and 2025.
(2)Relates to restricted stock unit awards granted under our 2020 Omnibus Incentive Plan on June 23, 2021, which vest (a) 25% per year on March 29, 2022, 2023, 2024 and 2025 with respect to Mr. White, Mr. Kim and Mr. Doctoroff, and (b) in 18 substantially equal monthly installments on August 4, 2021, August 31, 2021 and the last day of each of the next 16 months thereafter with respect to Mr. Tabak.
(3)Based on the closing price per share of our Class A Common Stock on December 31, 2021 of $4.43.
Option Exercises and Stock Vested Table
The following table includes information regarding the amounts realized (before any tax withholding) by each of our named executive officers upon exercise of options and vesting of restricted stock units during 2021. None of our named executive officers exercised stock options in 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Tabak	178,248	954,518
Mr. Redmond	320,855	1,718,174
Mr. Head	—	—
Mr. White	—	—
Mr. Doctoroff	—	—
Mr. Kim	—	—
Mr. Galant	133,689	1,272,719
(1)Value realized upon vesting is based upon closing price of our Class A Common Stock on the vesting date.

2022 Proxy Statement	45

Executive Compensation
Pension Benefits and Nonqualified Deferred Compensation
Our named executive officers do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the year ended December 31, 2021.
CEO Pay Ratio
Under rules adopted pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO Pay ratio.
Measurement Date
We identified the median employee using our employee population on December 31, 2021.
Consistently Applied Compensation Measure (CACM)
The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM. For fiscal year 2021, we chose a CACM based on total cash compensation paid during the year. The cash compensation includes, base salary, overtime pay, any bonus or incentive compensation paid, as well as miscellaneous cash payments, such as recognition awards.
We did not annualize the compensation paid to partial-year employees or employees who were on an unpaid leave of absence and we did not utilize any cost-of-living adjustment. We did not exclude any individuals due to the Discovery Health Partners acquisition in 2021. In addition, our entire workforce is in the United States and exclusion of foreign workers was not necessary.
Pay Ratio
After applying our CACM methodology described above, we concluded that our median employee works as an Analyst in our Claims Review Department with an annual total compensation of $62,125 in fiscal year 2021. Our CEO’s annual total compensation was $9,016,080 for fiscal year 2021, as reported in the Summary Compensation Table in this proxy statement. Based on the described methodology, our CEO to median employee pay ratio is 145:1.
This information is being provided for compliance purposes only. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Also, as a result of our methodology used to determine the pay ratio, our pay ratio may not be comparable to the pay ratios of other companies because other companies may rely on different methodologies, estimates or assumptions, or may make adjustments that we do not make.

46

Executive Compensation
Potential Payments Upon Termination or Change in Control
Severance Benefits Upon Termination
Mr. Tabak
The severance payments and benefits due to Mr. Tabak in connection with certain terminations of employment with MultiPlan are set forth in the Tabak Employment Agreement. Mr. Tabak’s retirement on January 31, 2022 was treated as a termination without “cause (as defined in the Tabak Employment Agreement) and he is entitled to receive severance compensation and benefits in accordance therewith.
Pursuant to the Tabak Employment Agreement, in the event of a termination of employment by MultiPlan without “cause” (as defined in the Tabak Employment Agreement), by Mr. Tabak for “good reason” (as defined in the Tabak Employment Agreement), as a result of non-extension of the term of the employment agreement by MultiPlan, or by Mr. Tabak without “good reason” upon a “change in control” (as defined in the Tabak Employment Agreement), in each case, subject to Mr. Tabak’s execution of a general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the Tabak Employment Agreement, Mr. Tabak will receive: (i) two times the sum of Mr. Tabak’s (x) annual base salary and (y) target bonus amount, payable as follows: (1) a cash payment equal to $2,017,666, payable in 24 equal monthly installments and (2) $2,000,000 payable in fully vested shares of our Class A Common Stock, with the number of the shares to be issued being determined based on the volume weighted average trading price of our Class A Common Stock over the preceding 30 consecutive trading days, in each case, payable in 24 equal monthly installments, unless acceleration is permissible under Section 409A of the Internal Revenue Code, and (ii) continued COBRA coverage for a period ending on the earlier of 18 months following the termination date and the date Mr. Tabak obtains other employment that offers group health benefits. In addition, upon any such termination occurring prior to January 31, 2022, Mr. Tabak would have been entitled to an amount equal to his then current base salary, payable in the ordinary course through such date.
Pursuant to the terms of the Tabak Employment Agreement, Mr. Tabak is subject to non-competition and non-solicitation covenants for 24 months following the termination of his employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.
Mr. Redmond
The severance payments and benefits due to Mr. Redmond in connection with certain terminations of employment with MultiPlan are set forth in the Redmond Employment Agreement. Mr. Redmond’s retirement on December 31, 2021 was treated as a termination without “cause” (as defined in the Redmond Employment Agreement) and he received severance compensation and benefits in accordance therewith.
Pursuant to the Redmond Employment Agreement, in the event of a termination of employment by MultiPlan without “cause,” by Mr. Redmond for “good reason” (as defined in the Redmond Employment Agreement), as a result of non-extension of the term of the employment agreement by MultiPlan or by Mr. Redmond without “good reason” upon a “change in control” (as defined in the Redmond Employment Agreement), in each case, subject to Mr. Redmond’s execution of a general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the Redmond Employment Agreement, Mr. Redmond was entitled to receive, and did receive: (i) two times the sum of Mr. Redmond’s (x) annual base salary and (y) target bonus amount, equal to $2,338,130, payable in a lump sum on December 31, 2021, and (ii) continued COBRA coverage for a period ending on the earlier of 18 months following the termination date and the date Mr. Redmond obtains other employment that offers group health benefits.
Pursuant to the terms of the Redmond Employment Agreement, Mr. Redmond is subject to non-competition and non-solicitation covenants for 24 months following termination of employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.
Mr. Head
The severance payments and benefits due to Mr. Head in connection with certain terminations of employment with MultiPlan are set forth in the Head Employment Agreement.
Pursuant to the Head Employment Agreement, in the event of a termination of employment by MultiPlan without “cause” (as defined in the employment agreement), by Mr. Head for “good reason” (as defined in the Head Employment Agreement), or as a result of non-extension of the term of the employment agreement by MultiPlan, in each case, subject to Mr. Head’s execution of a

2022 Proxy Statement	47

Executive Compensation
general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the Head Employment Agreement, Mr. Head will receive: (i) a cash payment equal to the sum of Mr. Head’s annual base salary and target bonus opportunity, payable in 12 equal monthly installments and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Head obtains other employment that offers group health benefits.
Pursuant to the terms of the Head Employment Agreement, Mr. Head is subject to non-competition and non-solicitation covenants that apply during his employment and 18 months following termination of employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.
Mr. White
The severance payments and benefits due to Mr. White in connection with certain terminations of employment with MultiPlan if such termination occurred before January 31, 2022, are set forth in the White Employment Agreement.
Pursuant to the White Employment Agreement, in the event of a termination of employment by MultiPlan without “cause” (as defined in the White Employment Agreement), by Mr. White for “good reason” (as defined in the White Employment Agreement), or as a result of non-extension of the term of the employment agreement by MultiPlan, in each case, subject to Mr. White’s execution of a general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the White Employment Agreement, Mr. White would have received: (i) a cash payment equal to the sum of Mr. White’s annual base salary and target bonus opportunity, payable in 12 equal monthly installments and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. White obtains other employment that offers group health benefits.
Pursuant to the terms of Mr. White’s current employment agreement, Mr. White is subject to non-competition and non-solicitation covenants that apply during his employment and 18 months following termination of employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.
Mr. Doctoroff
Pursuant to the Doctoroff Offer Letter, in the event of a termination of employment by MultiPlan without “cause,” Mr. Doctoroff would be entitled to a severance payment equal to six months of base salary subject to the execution of a release of claims in favor of MultiPlan. Pursuant to Company policy, in the event of a termination of employment by MultiPlan without “cause,” Mr. Doctoroff would be entitled to payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Doctoroff obtains other employment that offers group health benefits.
Mr. Kim
Pursuant to Company policy, in the event of a termination of employment by MultiPlan without “cause,” Mr. Kim would be entitled to six months’ salary continuation and payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Kim obtains other employment that offers group health benefits.

48

Executive Compensation
Assuming a termination of employment effective as of December 31, 2021 (i) by us without cause (including our non-extension of the term of the named executive officer’s employment agreement, if applicable), (ii) by the executive for good reason (solely for Messrs. Tabak, Head, Redmond and White), or (iii) by the executive without good reason upon a change in control (solely for Messrs. Tabak and Redmond), each of the specified named executive officers in the table below would have received the following severance payments and benefits:

Name	Payment Type	Termination Without Cause Or For Good Reason (Including Non-Extension of Term)(6) ($)	Termination Without Good Reason Upon a Change in Control(7) ($)
Mr. Tabak	Cash Severance(1)	4,093,494	4,093,494
	Benefit Continuation(2)	38,649	38,649
	Total	4,132,143	4,132,143
Mr. Redmond	Cash Severance(3)	2,338,130	2,338,130
	Benefit Continuation(2)	38,649	38,649
	Total	2,376,779	2,376,779
Mr. Head	Cash Severance(4)	1,000,000	—
	Benefit Continuation(2)	58,025	—
	Total	1,058,025	—
Mr. White	Cash Severance(4)	970,218	—
	Benefit Continuation(2)	38,649	—
	Total	1,008,867	—
Mr. Kim	Cash Severance(5)	203,692	—
	Benefit Continuation(2)	35,785	—
	Total	239,477	—
Mr. Doctoroff	Cash Severance(5)	180,828	—
	Benefit Continuation(2)	49,573	—
	Total	230,401	—
(1)Amount represents (i) cash payment of $2,093,494 and (ii) $2,000,000 to be paid in Class A Common Stock in lieu of cash.
(2)Amounts represent monthly payments equal to the COBRA premiums required for 18 months.
(3)Amount represents a cash payment of $2,338,130.
(4)Amount represents 1.0 times annual base salary and target bonus opportunity.
(5)Amount represents 0.5 times annual base salary for 2021.
(6)Only Messrs. Tabak, Redmond, Head and White are eligible for severance upon resignation for good reason.
(7)Only Messrs. Tabak and Redmond are eligible for severance upon resignation without good reason in connection with a change in control.
Accelerated Vesting of Equity Awards Upon Termination

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Total Value Realized ($)
Mr. Tabak	—	—	356,511	1,579,344	1,579,344
Mr. Head	—	—	—	—	—
Mr. Redmond	—	—	—	—	—
Mr. White	—	—	—	—	—
Mr. Kim	—	—	—	—	—
Mr. Doctoroff	—	—	—	—	—
(1)Based on the closing price per share of our Class A Common Stock on December 31, 2021 of $4.43.

2022 Proxy Statement	49

Executive Compensation
Mr. Tabak’s June 23, 2021 grant of restricted stock units shall vest in full upon a change of control, subject to his continued service on our board of directors and would have vested upon a termination of employment without “cause” or for “good reason,” in each case, on or before January 31, 2022 unless Mr. Tabak remained a member of the board in which case Mr. Tabak’s restricted stock units would continue to vest, subject to continued service on the Board.
Mr. Redmond was entitled to accelerated vesting on termination without cause or for good reason or upon a change in control, but his restricted stock unit award was fully vested on December 31, 2021.
Galant Separation Agreement
In connection with Mr. Galant’s separation with MultiPlan on June 30, 2021, Mr. Galant and MultiPlan entered into a separation agreement, dated June 30, 2021 (the “Galant Separation Agreement”). Pursuant to the Galant Separation Agreement, subject to his execution of the general release of claims and continued compliance of the confidentiality and non-disparagement obligations, Mr. Galant is entitled to:
•an severance payment of $951,200, representing twelve months of salary and target bonus for 2021;
•continued COBRA coverage, with MultiPlan paying both the employer and employee portion of the premiums from June 30, 2021 through September 30, 2021 and MultiPlan paying only the employer portion of the premiums from October 1, 2021 through December 31, 2022; and
•full vesting of the 133,689 shares of restricted stock awarded to Mr. Galant on June 7, 2021 after the revocation period for the general release has fully run.

50

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the Record Date by:
•Each person who is the beneficial owners of more than 5% of the outstanding shares of our Class A common stock;
•Each of our named executive officers and directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of our common stock is based on 638,595,450 shares of common stock issued and outstanding as of February 24, 2022, excluding 27,117,406 shares held by the Company as treasury shares.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned (%)
Five Percent Holders:
Churchill Sponsor LLC(2)	52,000,000	7.8
GIC Investor(3)	49,612,794	7.8
Green Equity Investors(4)	38,449,957	6.0
H&F Investors(5)	215,514,491	33.7
Magnetar Financial LLC(6)	35,748,476	5.6
Oak Hill Advisors Entities(7)	41,937,815	6.2
The Public Investment Fund of the Kingdom of Saudi Arabia(8)	61,750,000	9.5
T. Rowe Price Associates(9)	37,322,747	5.8
The Vanguard Group(10)	33,227,488	5.2
Named Executive Officers and Directors:
Mark H. Tabak(11)	5,392,893	*
James Head	300,000	*
David L. Redmond	194,597	*
Dale A. White(12)	8,300,960	1.3
Jeffrey A. Doctoroff(13)	334,744	*
Michael C. Kim(14)	329,603	*
Paul S. Galant	129,683	*
Glenn R. August(15)(16)	19,016	*
Richard A. Clarke(18)	19,016	*
Anthony Colaluca, Jr.(19)	44,016	*
Paul D. Emery(22)	—	*
C. Martin Harris(20)	16,937	*
Julie D. Klapstein(21)	30,105	*
Michael S. Klein(2)(23)	52,019,016	7.8
P. Hunter Philbrick(22)	—	*
Allen R. Thorpe(22)	—	*
William L. Veghte(15)(17)	19,016	*
All executive officers and directors or nominees as a group (15 persons)	66,825,322	10.1

2022 Proxy Statement	51

Stock Ownership Information
*    Less than 1%
(1)Unless otherwise noted, the address of each of the following entities or individuals is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003.
(2)Interests shown consist of (i) 27,500,000 shares of Class A common stock owned directly by Churchill Sponsor III LLC (“Sponsor”) and (ii) 24,500,000 shares Class A common stock issuable upon the exercise of an equal number of warrants directly owned by Sponsor. Shares of Class A common stock owned by Sponsor may be deemed to be indirectly owned by Mr. Klein, who is the controlling stockholder of M. Klein Associates, Inc., the managing member of Sponsor. As a result of this relationship, Mr. Klein may be deemed to have or share beneficial ownership of the securities held directly by Sponsor. Each warrant described above entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. 12,404,080 of such shares of Class A common stock and 4,800,000 of such warrants unvested as of October 8, 2020 and will revest at such time as, during the 4-year period starting on October 8, 2021 and ending on October 8, 2025, the closing price of our Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period. The business address for Sponsor is 640 Fifth Avenue, 12th Floor, New York, New York 10019. Excludes 2,622,711 shares of our Class A common stock owned by M. Klein & Company, LLC, an entity in which Mr. Klein has a minority interest and 19,016 shares of Class A common stock beneficially owned by Mr. Klein directly, as discussed in footnote (23) below.
(3)The following information is based on a Schedule 13G/A filed on February 14, 2022 by GIC Private Limited, GIC Special Investments Private Limited, and Viggo Investment Pte. Ltd. (collectively, the “GIC Investor”). Interests shown consist of 49,612,794 shares of Class A common stock held by Viggo Investment Pte. Ltd.. Viggo Investment Pte. Ltd. shares the power to vote and the power to dispose of these shares with GIC Special Investments Private Limited and GIC Private Limited. GIC Special Investments Private Limited is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. The business address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(4)The following information is based on a Schedule 13D filed on October 13, 2020 by Green Equity Investors VI, L.P. and the other reporting persons named therein. Interests shown consist of 23,447,087 shares of Class A common stock held by Green Equity Investors VI, L.P., 13,992,386 shares of Class A common stock held by Green Equity Investors Side VI, L.P., 62,670 shares of Class A common stock held by LGP Associates VI-A LLC and 917,814 shares of Class A common stock held by LGP Associates VI-B LLC (each a “Green Equity Investor”). Voting and investment power may also be deemed to be shared with certain affiliated entities and investors whose holdings are included in the above amount; and each of the foregoing entities’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
(5)Interests shown consist of: (i) 1,712,045 shares of Class A common stock held by Music Investments, LP (“Music Investments”) pursuant to a Form 4 filed on December 8, 2020 (the (“H&F Form 4”) and (ii) 112,593,413 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII, L.P., 50,532,114 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII (Parallel), L.P., 9,549,505 shares of Class A common stock held by HFCP VIII (Parallel-A), L.P., 2,953,631 shares of Class A common stock held by H&F Executives VIII, L.P. and 496,709 shares of Class A common stock held by H&F Associates VIII, L.P. (collectively, the “H&F VIII Funds”) and 37,677,074 shares of Class A common stock held by H&F Polaris Partners, L.P. (“Polaris Partners” and, collectively with Music Investments and the H&F VIII Funds, the “H&F Investors”) pursuant to a Schedule 13D filed by the H&F Investors on October 13, 2020, as amended on November 16, 2020 (the “H&F 13D”). Pursuant to the H&F Form 4 and the H&F 13D: H&F Parallel-A is the managing member of Music Investments, GP, LLC, which is the general partner of Music Investments, H&F Polaris Partners GP, LLC (“Polaris Partners GP”) is the general partner of Polaris Partners; Hellman & Friedman Capital Partners VIII, L.P. is the managing member of Polaris Partners GP; Hellman & Friedman Investors VIII, L.P. (“H&F Investors VIII”) is the general partner of the H&F VIII Funds; H&F Corporate Investors VIII, Ltd. (“H&F VIII”) is the general partner of H&F Investors VIII; and as the general partner of H&F Investors VIII, H&F VIII may be deemed to have beneficial ownership of the shares beneficially owned by the H&F Investors. Pursuant to the H&F 13D, voting and investment determinations with respect to shares held by the H&F Investors are made by the board of directors of H&F VIII, which consists of Philip U. Hammarskjold, David R. Tunnell and Allen R. Thorpe, and each of the members of the board of directors of H&F VIII disclaims beneficial ownership of such shares. Pursuant to the H&F 13D, the address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(6)The following information is based on a Schedule 13G filed on February 16, 2021 by Magnetar Financial LLC and the other reporting persons named therein. Interests are held for Magnetar Constellation Master Fund, Ltd (“Constellation Master Fund”), Magnetar Constellation Fund II, Ltd (“Constellation Fund”), Magnetar Xing He Master Fund Ltd (“Xing He Master Fund”), Magnetar SC Fund Ltd (“SC Fund”), Magnetar Capital Master Fund Ltd (“Master Fund”), Purpose Alternative Credit Fund Ltd (“Purpose Fund”), all Cayman Islands exempted companies; Magnetar Structured Credit Fund, LP, (“Structured Credit Fund”), Magnetar Longhorn Fund LP (“Longhorn Fund”), both Delaware limited partnerships; Magnetar Lake Credit Fund LLC (“Lake Credit Fund”) and Purpose Alternative Credit Fund – T LLC (“Purpose Fund – T”), Delaware limited liability companies; a certain Managed Account; collectively (the “Magnetar Funds and Account”). Magnetar Financial serves as the investment adviser to the Magnetar Funds and Account, and as such, Magnetar Financial exercises voting and investment power over the shares of Class A common stock held for the Magnetar Funds and Account’ accounts. Magnetar Capital Partners serves as the sole member and parent holding company of Magnetar Financial. Supernova Management is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Alec N. Litowitz. As of December 31, 2020, each of Magnetar Financial, Magnetar Capital Partners, Supernova Management and Mr. Litowitz held 35,748,476 shares of Class A common stock. The amount consists of (i) 12,509,770 shares of Class A common stock held for the account of Constellation Master Fund; (ii) 230,769 shares of Class A common stock held for the account of Master Fund; (iii) 4,833,562 shares of Class A common stock held for the account of Xing He Master Fund; (iv) 3,989,642 shares of Class A common stock held for the account of Constellation Fund; (v) 4,182,005 shares of Class A common stock held for the account of SC Fund; (vi) 4,038,111 shares of Class A common stock held for the account of Structured Credit Fund; (vii) 1,793,077 shares of Class A common stock held for the account of Longhorn Fund; (viii) 769,231 shares of Class A common stock held for the account of Lake Credit Fund; (ix) 986,154 shares of Class A common stock held for the account of Purpose Fund: (x) 493,077 shares of Class A common stock held of the account of Purpose Fund – T.; and (xi) 1,923,078 shares of Class A common stock held for the account of the Managed Account. The address of the principal business office of each of Magnetar Financial, Magnetar Capital Partners, Supernova Management, and Mr. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.
(7)Interests shown are held by certain client accounts (the “Oak Hill Advisors Entities”) advised by Oak Hill Advisors, L.P. and/or one of its subsidiary investment advisers (individually and collectively, "OHA"). As an advisor to the Oak Hill Advisors Entities, OHA may be deemed to have the power to vote or direct the vote of, and the power to dispose or to direct the disposition of, the shares of Class A common stock held

52

Stock Ownership Information
by the Oak Hill Advisors Entities. OHA is a subsidiary business of T. Rowe Price Associates, Inc. The OHA beneficial ownership does not include any shares that are beneficially owned by T. Rowe Price Associates, Inc, if any. Glenn R. August is the Founder and Chief Executive Officer of OHA. Other than OHA, the foregoing disclaim beneficial ownership of shares of our common stock beyond their respective pecuniary interest in the Oak Hill Advisor Entities for purposes of Section 16 under the Exchange Act. Interests shown consist of (i) 3,351,265 shares of Class A common stock, (ii) warrants to purchase 125,000 shares of Class A common stock and (iii) 38,461,550 shares of Class A common stock that may be acquired upon conversion of Senior Convertible PIK Notes. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $12.50 per share, subject to adjustment. The Senior Convertible PIK Notes are convertible into shares of Class A common stock based on a $13.00 conversion price, subject to customary anti-dilution adjustments. Excludes 19,016 shares of Class A common stock beneficially owned by Mr. August directly, as discussed in footnote (16) below, and 3,933,137 shares of Class A common stock in which certain principals of OHA have an economic interest (or deemed economic interest), as discussed in footnote (15) below. The business address for OHA and OHA c/o the Oak Hill Advisors Entities is One Vanderbilt Avenue, 16th Floor, New York, New York 10017.
(8)Interests shown consists of (i) 51,250,000 shares of Class A common stock, (ii) warrants to purchase 2,500,000 shares of Class A common stock and (iii) option purchase warrants exercisable for 8,000,000 shares of Class A Common Stock held by The Public Investment Fund of the Kingdom of Saudi Arabia (“The PIF”) pursuant to a Schedule 13G, as amended, filed by The PIF on February 16, 2021 (“The PIF 13G”). Pursuant to The PIF 13G, the business address for The PIF is P.O. Box 6847, Riyadh 11452, The Kingdom of Saudi Arabia.
(9)The following information is based on a Schedule 13G/A filed on February 14, 2022 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole voting power with respect to 14,658,666 of the indicated shares of Class A Common Stock and sole dispositive power with respect to all of these shares. T. Rowe Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to T. Rowe Price Associates may be revoked in whole or in part at any time. The address of the principal business office of T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland, 21202.
(10)The following information is based on a Schedule 13G filed on February 10, 2022 by The Vanguard Group. The Vanguard Group has shared voting power with respect to 378,045 of the indicated shares of Class A Common Stock, sole dispositive power with respect to 32,699,575 of the indicated shares of Class A Common Stock, and shared dispositive power with respect to 527,913 of the indicated shares of Class A Common Stock. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.
(11)Interests shown consist of: (i) 5,363,809 shares of Class A common stock held by Mr. Tabak; and (ii) 29,084 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(12)Interests shown consist of: (i) 5,023,610 shares of Class A common stock held by Mr. White; (ii) 66,844 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; and (iii) 168,010 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(13)Interests shown consist of: (i) 301,464 shares of Class A common stock held by Mr. Doctoroff; (ii) 9,472 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; and (iii) 23,808 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(14)Interests shown consist of: (i) 301,464 shares of Class A common stock held by Mr. Kim; (ii) 8,009 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; and (iii) 20,130 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(15)Glenn R. August and William L. Veghte each have an economic interest (or deemed economic interest) in shares of our Class A common stock through their respective ownership of membership interests in Sponsor, but do not beneficially own any of the shares of our Class A common stock held by Sponsor. The indirect ownership interest via Sponsor is reflected solely under the rows for Sponsor and its controlling person, Michael Klein. The economic interests (or deemed economic interests) of these individuals in the founder shares held by Sponsor are as shown below:

Founder Shares
Glenn R. August(A)	3,933,137
William L. Veghte	669,985
(A)Reflects economic interests (or deemed economic interests) held by Mr. August and certain principals of Oak Hill Advisors, L.P.
(16)Interests shown consist of: (i) 7,293 shares of Class A common stock held; and (ii) 11,723 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award. Pursuant to the policies of Oak Hill Advisors, L.P., the restricted stock units received by Mr. August are held for the benefit of the Oak Hill Advisors Entities.
(17)Interests shown consist of: (i) 7,293 shares of Class A common stock held by Mr. Veghte; and (ii) 11,723 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(18)Interests shown consist of: (i) 7,293 shares of Class A common stock held by Mr. Clarke; and (ii) 11,723 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(19)Interests shown consist of: (i) 32,293 shares of Class A common stock held by Mr. Colaluca; and (ii) 11,723 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(20)Interests shown consist of: (i) 5,214 shares of Class A common stock held by Mr. Harris; and (ii) 11,723 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.

2022 Proxy Statement	53

Stock Ownership Information
(21)Interests shown consist of: (i) 18,382 shares of Class A common stock held by Ms. Klapstein; and (ii) 11,723 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(22) Business address is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(23)Interests shown consist of (i) 7,293 shares of Class A common stock owned directly by Mr. Klein, which settled upon the vesting of restricted stock units awarded to Mr. Klein for service on our Board,(ii) 27,500,000 shares of Class A common stock owned directly by Sponsor, (iii) 24,500,000 shares of Class A common stock issuable upon the exercise of an equal number of warrants directly owned by Sponsor, and (iv) 11,723 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award. Shares of Class A common stock owned by Sponsor may be deemed to be indirectly owned by Mr. Klein, who is the controlling stockholder of M. Klein Associates, Inc., the managing member of Sponsor. As a result of this relationship, Mr. Klein may be deemed to have or share beneficial ownership of the securities held directly by Sponsor. Michael S. Klein is the controlling stockholder of M. Klein Associates, Inc., which is the managing member of Sponsor. The shares beneficially owned by Sponsor may also be deemed to be beneficially owned by Mr. Klein. The business address for Mr. Klein is c/o Churchill Sponsor III LLC, 640 Fifth Avenue, 12th Floor, New York, New York 10019. Excludes 2,622,711 shares of our Class A common stock owned by M. Klein & Company, an entity in which Mr. Klein has a minority interest.

54

Stock Ownership Information
Hedging and Pledging Policies
Pursuant to the terms of the Company’s Insider Trading Policy, our directors, officers and employees are prohibited from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short-selling. No MultiPlan personnel may engage in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
MultiPlan directors, officers and employees are prohibited from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan, without first obtaining pre-clearance. The General Counsel is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged represent of the total number of our securities held by the person making the request and the financial capacity of the person making the request.
As part of the administration of our Insider Trading Policy, we have procedures in place that are reasonably designed to prevent any prohibited transactions from being initiated by our directors, officers and employees.
Stock Ownership Guidelines
In 2021, the Board of Directors adopted stock ownership guidelines for senior officers and non-executive directors, including our named executive officers. These guidelines reflect the Board of Director’s belief that it is in the best interest of the Company and its stockholders to build a culture of stock ownership within the Company and to align the financial interests of the Company’s senior officers and non-executive directors with those of the Company’s stockholders. Participants are expected to own shares of our common stock in accordance with the following schedule within five years of becoming subject to the guidelines:

Executive Level	Required Ownership
Non-Executive Director	Shares having a value equal to at least 5x the base annual cash retainer
CEO	Shares having a value equal to at least 6x the executive’s base salary
C-Suite/EVP Level Officers	Shares having a value equal to at least 3x the executive’s base salary
SVP Level Officers	Shares having a value equal to at least 2x the executive’s base salary
Ownership for purposes of this program will include shares of our common stock held as follows:
•Shares owned directly by participant
•Shares owned directly by a participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date
•Time-vesting restricted stock or restricted stock units held as part of a participant’s long-term compensation or as fees paid to Non-Executive Directors, whether or not vested
•Performance-based restricted stock units following certification that all performance requirements have been achieved, whether or not vested
•Net shares issuable upon exercise of vested, “in-the-money” stock option awards held as part of a participant’s long-term compensation
•Net economic beneficial interests in shares held indirectly, e.g. in trust, by participant, participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date
If the stock ownership of a non-executive director or senior executive is not in line with his or her ownership guideline, he or she will be expected to retain at least 50% of all net shares owned by or underlying any award of long-term compensation paid to the senior officer or payment of fees to a non-executive director until he or she achieves ownership at or above the guideline amount.

2022 Proxy Statement	55

Voting and Other Information
Who is asking for my vote?
Our Board is soliciting proxies for use at the Annual Meeting of Stockholders, and any adjournments or postponements of the meeting. Costs of the solicitation are being borne by the Company.
What is the quorum requirement for holding the Annual Meeting?
The holders of a majority of the total shares of our Class A common stock issued and outstanding on February 24, 2022, entitled to vote at the Annual Meeting, must be present in person or represented by proxy for the meeting to be held. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. The shares held by each stockholder who properly submits a proxy, shares represented by broker non-votes that are present in person or represented by proxy and entitled to vote at the Annual Meeting and votes to “ABSTAIN” will be counted for purposes of determining the presence of a quorum at the meeting. As of the close of business on February 24, 2022, we had 668,923,984 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.
What am I voting on and what is the vote required to pass?

Voting Item	Board Recommendation	Voting Standard
Election of the four Class II nominees named in this proxy statement to our Board	FOR each director nominee	Plurality
Ratification of our independent registered public accounting firm for fiscal year 2022	FOR	Majority of Votes Cast
Advisory vote to approve the compensation of our named executive officers	FOR	Majority of Votes Cast
Election of the Four Class II Nominees to our Board. Our bylaws require a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four director nominees who receive the most affirmative votes in respect of the shares present in person or represented by proxy at the meeting and entitled to vote will be elected. Stockholders may not cumulate their votes with respect to the election of directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors because only votes “FOR” a nominee will be counted.
All Other Proposals. Under our bylaws, the approval of each of the other proposals that do not relate to director elections requires the affirmative vote (i.e., a “FOR” vote) of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (to ratify the appointment of our independent registered public accounting firm) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
Are broker non-votes counted at the meeting?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine,” such as the ratification of our independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, say-on-pay or say-on-frequency. Therefore, if you do not provide instructions to the record holder of your shares with respect to proposals other than Proposal 2, the ratification of our independent registered public accounting firm, a broker non-vote as to your shares may result with respect to the other proposals. In that event, your shares will count towards a quorum but are not counted as vote cast and will have no effect on the outcome of a proposal.

56

Voting and Other Information
What happens if I abstain on a proposal?
If you choose to abstain on a proposal, your shares will count towards a quorum and, where applicable, will have the same effect as a vote “AGAINST” Proposals 2 and 3. With respect to Proposal 1, directors will be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described above) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting, but votes that are withheld and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
Who can vote at the Annual Meeting?
You may vote if you were the holder of record of shares of our Class A common stock at the close of business on February 24, 2022, also referred to as the “Record Date”. Only holders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of our Class A common stock for which you were the holder of record on the Record Date. If you held shares of our Class A common stock in “street name” (usually through a bank, broker, or other nominee) on the Record Date, the record holder of your shares will generally vote those shares in accordance with your instructions.
How do I vote?
The process for voting your shares of our common stock depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank).
Record Holders. If you are a record holder, you may vote your shares using one of the following methods:

Over the Internet. Go to www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern time on April 25, 2022. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

By telephone. Call (800) 690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern time on April 25, 2022. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than April 25, 2022 to be voted at the Annual Meeting.

In person at the Annual Meeting. Record holders are invited to attend the Annual Meeting and vote virtually at the Annual Meeting. You may vote and submit questions while attending the live audio webcast. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.
Held in Street Name. If you hold shares of our Class A common stock in the name of a broker, bank or other nominee, you should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by the broker, bank or other nominee to instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of our independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.
Can I vote in person at the Annual Meeting?
To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/MPLN2022. You will need your unique 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.

2022 Proxy Statement	57

Voting and Other Information
Why is the meeting being held virtually this year?
The annual meeting is being held on a virtual-only basis to enable participation by a broader number of stockholders, particularly in view of the continuing impacts of COVID-19. We believe that hosting a virtual meeting under the current environment will facilitate stockholder attendance by enabling stockholders to safely participate in the Annual Meeting. We have designed the virtual meeting to provide stockholders substantially the same opportunities to participate as they would have at an in-person meeting.
How do I participate in the Annual Meeting?
The live audio webcast of the annual meeting will begin promptly at 9:00 a.m., Eastern Time, on Tuesday, April 26, 2022. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. To attend the virtual annual meeting, log in at www.virtualshareholdermeeting.com/MPLN2022. You will need your 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you do not have a control number, please contact your bank, broker or other nominee as soon as possible so you can be provided with a control number and gain access to the meeting.
The format of the virtual meeting has been designed to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. We will read and respond to appropriate questions during the meeting. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.
We will provide a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the virtual annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.
What if I do not specify a choice for a matter when returning a proxy?
If you did not indicate otherwise (excluding broker non-votes), the persons named as proxies on the proxy card will vote your shares of our Class A common stock in accordance with the Board recommendations indicated above.
Can I revoke my proxy or change my vote?
Yes, you may revoke your proxy or change your vote if you are a record holder by:
•delivering a written notice of revocation to us at or prior to the Annual Meeting;
•signing a proxy bearing a later date than the proxy being revoked and delivering it to us before the Annual Meeting; or
•voting in person at the Annual Meeting.
If your shares of our Class A common stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.
Why did I receive a Notice of Internet Availability of Proxy Materials?
We have elected to take advantage of SEC rules that allow us to provide stockholders access to our proxy materials over the Internet. We believe furnishing proxy materials through the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. As a result, instead of a paper copy of our proxy materials, a Notice of Availability of Proxy Materials will be delivered to all of our stockholders, except for those who have previously requested to receive a paper copy of the proxy materials. This notice explains how you can access our proxy materials over the Internet and also describes how to request a printed copy of these materials. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

58

Voting and Other Information
How can I access the proxy materials over the Internet?
You can access this proxy statement and our 2021 Annual Report on Form 10-K at www.investors.multiplan.com. If you wish to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all proxy materials for future annual meetings of stockholders electronically by e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
How may I obtain a paper or e-mail copy of the proxy materials?
If you received a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper or e-mail copy of the proxy materials and our 2021 Annual Report on Form 10-K in your notice. We will mail paper copies of these documents to all stockholders to whom we do not send a Notice Regarding Internet Availability of Proxy Materials.
What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials?
Certain stockholders may receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold shares of our Class A common stock in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares of our Class A common stock are registered in more than one name, you may receive a separate notice or a separate set of paper proxy materials and proxy card for each name in which you hold shares. To vote all of your shares of our Class A common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares to which each proxy card relates. If you hold shares of our Class A common stock in one or more street names, you must complete, sign, date, and return to each bank, broker or other nominee through whom you hold shares each instruction card received from that bank, broker or other nominee.
Where can I find the voting results for the Annual Meeting?
We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following our 2022 Annual Meeting. You can access this report at www.investors.multiplan.com.

2022 Proxy Statement	59

Miscellaneous Matters
Submitting Proposals for 2023 Annual Meeting
The table below summarizes the requirements for stockholders to submit proposals, including director nominations, for next year’s annual meeting. Stockholders are encouraged to consult SEC Rule 14a-8 under the Exchange Act or our bylaws, as applicable, to see all applicable requirements. Our bylaws are included as an exhibit to our Annual Report on Form 10-K as filed with the SEC on February 25, 2022.

	Proposals for Inclusion in the 2023 Proxy	Other Proposals/Nominees to be Presented at 2023 Annual Meeting
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8
Stockholders may present proposals or director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by notifying the Company in advance and satisfying the requirements specified in our bylaws

When Proposal Must Be Received by the Company
No later than close of business on November 15, 2022, or, if the date of our 2023 annual meeting is more than 30 days before or after April 26, 2023, then the deadline is a reasonable time before we begin to print and send our proxy materials

No earlier than December 27, 2022 and no later than close of business on January 26, 2023, unless our 2023 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, April 26, 2023, in which case the notice must be delivered not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the 2023 annual meeting or the 10th day after public announcement of the date of the 2023 annual meeting is first made

What to Include	The information required by SEC Rule 14a-8 under the Exchange Act	The information required by our bylaws
Where to Send	MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary
Other Matters
Our management knows of no other matters which may properly come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.
The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies personally or by telephone or other means.
In some cases, only one copy of our proxy statement and our 2021 Annual Report on Form 10-K will be delivered to multiple stockholders who share the same address. If you received a household mailing this year and would like to receive additional copies of our proxy statement and/or 2021 Annual Report on Form 10-K, please submit your request in writing to: MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary, or by calling (800) 253-4417, and we will deliver a separate copy to you promptly upon your request. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should notify the Company.
We are providing without charge a copy of our Annual Report on Form 10-K for fiscal year 2021 to each person from whom a proxy is solicited. To request an additional copy of the Annual Report on Form 10-K, please send a request to us at 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary.

60

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this proxy statement contains certain non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
Adjusted EBITDA and Free Cash Flow are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance prepared in accordance with GAAP.
Adjusted EBITDA represents net income (loss) before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes, as further adjusted by certain items as described in the table below.
In addition, in evaluating Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Adjusted EBITDA has limitations as an analytical tools and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:
a.Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
b.Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
c.Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes; and
d.Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.
MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Free Cash Flow is a measure of our operational performance used by management to evaluate our business after purchases of property and equipment. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definition of Free Cash Flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for contractual obligations or payments made for business acquisitions.

2022 Proxy Statement	61

Use of Non-GAAP Financial Measures
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Year Ended December 31,
	2021	2020	2019
Net income (loss)	$102,080	$(520,564)	$9,710
Adjustments:
Interest expense	267,475	335,638	376,346
Interest income	(30)	(288)	(196)
Income tax provision (benefit)	33,373	(26,343)	799
Depreciation	64,885	60,577	55,807
Amortization of intangible assets	340,210	334,697	334,053
Non-income taxes	1,698	3,221	1,944
EBITDA	$809,691	$186,938	$778,463
Adjustments:
Other expenses	8,295	1,095	1,947
Integration expenses	9,460	801	—
Change in fair value of Private Placement Warrants and unvested founder shares	(32,596)	(35,422)	—
Transaction-related expenses	9,647	31,689	3,270
(Gain) loss on investments	(25)	12,165	—
Loss (gain) on extinguishment of debt	15,843	102,993	(18,450)
Stock-based compensation	18,010	406,054	(14,880)
Adjusted EBITDA	$838,325	$706,313	$750,350
Calculation of Free Cash Flow
(in thousands)

	Year Ended December 31,
	2021	2020	2019

Net cash provided by operating activities	$404,687	$377,374	$284,313
Purchases of property and equipment	(84,590)	(70,813)	(66,414)
Free Cash Flow	$320,097	$306,561	$217,899

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MULTIPLAN CORPORATION
115 FIFTH AVENUE
NEW YORK, NY 10003

SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MPLN2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 25, 2022. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D71187-P65926 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MULTIPLAN CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of the four Class II nominees named in the proxy statement to our Board of Directors.	☐	☐	☐	______________________

Nominees:

01) Glenn R. August
02) Richard A. Clarke
03) Julie D. Klapstein
04) P. Hunter Philbrick

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D71188-P65926

MULTIPLAN CORPORATION
Annual Meeting of Stockholders
APRIL 26, 2022 09:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of MultiPlan Corporation (the "Company") hereby appoints Dale White and Jeffrey A. Doctoroff, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held virtually via a live webcast at www.virtualshareholdermeeting.com/MPLN2022 at 09:00 AM, Eastern Daylight Time, on Tuesday, April 26, 2022, and at any adjournment or adjournments thereof.

This card, when properly executed and delivered, will be voted as directed. IF NOT OTHERWISE SPECIFIED AND UNLESS OTHERWISE PROHIBITED, THE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED HEREIN AND "FOR" PROPOSALS 2 AND 3. The shares will be voted at the discretion of the proxies for any other matters that may properly come before the Annual Meeting or any adjournment thereof. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if one or more of the listed nominees should become unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Continued and to be signed on reverse side